AGREEMENT OF LIMITED PARTNERSHIP

OF

THOMAS PROPERTIES GROUP, L.P.

DATED: OCTOBER 13, 2004

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AGREEMENT OF LIMITED PARTNERSHIP

OF

THOMAS PROPERTIES GROUP, L.P.

THIS AGREEMENT OF LIMITED PARTNERSHIP, dated as of October 13, 2004, is entered into by and among THOMAS PROPERTIES GROUP, INC., a Delaware corporation (the “Company”), as the General Partner, and the Persons whose names are set forth under the heading “Limited Partners” on Exhibit A attached hereto, as the Limited Partners, together with any other Persons who become Partners in the Partnership as provided herein.

WHEREAS, the Partnership was formed on May 24, 2004;

WHEREAS, the Company proposes to effect a public offering of its common stock and to contribute the net proceeds from the public offering to the Partnership, to cause the Partnership to acquire direct and indirect interests in certain office and other properties and other assets, and to cause the Partnership to enter into certain financing transactions;

WHEREAS, the Partnership will issue Partnership Interests to the Company and other persons in connection with the foregoing transactions;

NOW, THEREFORE, BE IT RESOLVED, that for good and adequate consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1.

DEFINED TERMS

Section 1.1 Definitions.

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Act” means the Maryland Revised Uniform Limited Partnership Act, as it may be amended from time to time, and any successor to such statute.

“Additional Funds” shall have the meaning set forth in Section 4.3.A.

“Additional Limited Partner” means a Person admitted to the Partnership as a Limited Partner pursuant to Sections 4.3.B or 4.4.B and Section 12.2 and who is shown as such on the books and records of the Partnership.

“Adjusted Capital Account Deficit” means, with respect to any Partner, the deficit balance, if any, in such Partner’s Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

(i)	decrease such deficit by any amounts which such Partner is obligated to restore pursuant to this Agreement or is deemed to be obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c) or the penultimate sentence of each of Regulations Sections 1.704-2(i)(5) and 1.704-2(g); and

(ii)	increase such deficit by the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Adjustment Date” means, with respect to any Capital Contribution, the close of business on the Business Day last preceding the date of the Capital Contribution, provided, that if such Capital Contribution is being made by the General Partner in respect of the proceeds from the issuance of Shares (or the issuance of the General Partner’s securities exercisable for, convertible into or exchangeable for Shares), then the Adjustment Date shall be as of the close of business on the Business Day last preceding the date of the issuance of such securities.

“Adjustment Event” shall have the meaning set forth in Section 4.4.B(i).

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such Person. Control of any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or other interests, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreed Value” means (i) in the case of any Contributed Property set forth in Exhibit A and as of the time of its contribution to the Partnership, the Agreed Value of such property as set forth in Exhibit A; (ii) in the case of any Contributed Property not set forth in Exhibit A and as of the time of its contribution to the Partnership, the fair market value of such property or other consideration as determined by the General Partner, reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed; and (iii) in the case of any property distributed to a Partner by the Partnership, the fair market value of such property as determined by the General Partner at the time such property is distributed, reduced by any liabilities either assumed by such Partner upon such distribution or to which such property is subject at the time of the distribution as determined under Section 752 of the Code and the Regulations thereunder.

“Agreement” means this Agreement of Limited Partnership, as it may be amended, modified, supplemented or restated from time to time.

“Appraisal” means with respect to any assets, the written opinion of an independent third party experienced in the valuation of similar assets, selected by the General Partner in good faith; such opinion may be in the form of an opinion by such independent third party that the value for such property or asset as set by the General Partner is fair, from a financial point of view, to the Partnership.

“Assignee” means a Person to whom one or more Partnership Units have been transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in Section 11.5.

“Available Cash” means, with respect to any period for which such calculation is being made,

(i)	the sum, without duplication, of:

a. the Partnership’s Net Income or Net Loss (as the case may be) for such period,

b. Depreciation and all other non-cash charges deducted in determining Net Income or Net Loss for such period,

c. the amount of any reduction in reserves of the Partnership referred to in clause (ii)(f) below (including, without limitation, reductions resulting because the General Partner determines such amounts are no longer necessary),

d. the excess of the net proceeds from the sale, exchange, disposition, or refinancing of Partnership property for such period over the gain (or loss, as the case may be) recognized from any such sale, exchange, disposition, or refinancing during such period (excluding any sale or other disposition of all or substantially all of the assets of the Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership), and

e. all other cash received by the Partnership for such period that was not included in determining Net Income or Net Loss for such period;

(ii)	less the sum, without duplication, of:

a. all principal debt payments made during such period by the Partnership,

b. capital expenditures made by the Partnership during such period,

c. investments in any entity (including loans made thereto) to the extent that such investments are not otherwise described in clauses (ii)(a) or (b),

d. all other expenditures and payments not deducted in determining Net Income or Net Loss for such period (including amounts paid in respect of expenses previously accrued),

e. any amount included in determining Net Income or Net Loss for such period that was not received by the Partnership during such period,

f. the amount of any increase in reserves (including, without limitation, working capital reserves) established during such period which the General Partner determines are necessary or appropriate in its sole and absolute discretion, and

g. any amount distributed or paid in redemption of any Partnership Interest or Partnership Units, including without limitation, any Cash Amount paid.

Notwithstanding the foregoing, Available Cash shall not include any cash received or reductions in reserves, or take into account any disbursements made or reserves, established, after dissolution and the commencement of the liquidation and winding up of the Partnership.

“Award Agreement” means a Restricted Incentive Unit Award Agreement entered into by a Grantee upon acceptance of an award of grant of Incentive Units under the Plan, as such agreement may be amended, modified, supplemented or restated from time to time.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to be closed.

“Capital Account” means, with respect to any Partner, the Capital Account maintained for such Partner in accordance with the following provisions:

(a) To each Partner’s Capital Account there shall be added such Partner’s Capital Contributions, such Partner’s share of Net Income and any items in the nature of income or gain which are specially allocated pursuant to Section 6.3, and the amount of any Partnership liabilities assumed by such Partner or which are secured by any property distributed to such Partner.

(b) From each Partner’s Capital Account there shall be subtracted the amount of cash and the Gross Asset Value of any property distributed to such Partner pursuant to any provision of this Agreement, such Partner’s distributive share of Net Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section 6.3, and the amount of any liabilities of such Partner assumed by the Partnership or which are secured by any property contributed by such Partner to the Partnership (except to the extent already reflected in the amount of such Partner’s Capital Contribution).

(c) In the event any interest in the Partnership is transferred in accordance with the terms of this Agreement (which does not result in a termination of the Partnership for federal income tax purposes), the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

(d) In determining the amount of any liability for purposes of subsections (a) and (b) hereof, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

(e) The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations

Sections 1.704-1(b) and 1.704-2, and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Partnership, the General Partner, or the Limited Partners) are computed in order to comply with such Regulations, the General Partner may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Person pursuant to Article 13 of this Agreement upon the dissolution of the Partnership. The General Partner also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b) or Section 1.704-2.

“Capital Account Limitation” shall have the meaning set forth in Section 8.8.B.

“Capital Contribution” means, with respect to any Partner, the amount of money and the initial Gross Asset Value of any property (other than money) contributed to the Partnership by such Partner (net of any liabilities assumed by the Partnership relating to such property and any liability to which such property is subject).

“Cash Amount” means, with respect to any Partnership Units subject to a Redemption, an amount of cash equal to the Deemed Partnership Interest Value attributable to such Partnership Units.

“Certificate” means the Certificate of Limited Partnership relating to the Partnership filed in the office of the Maryland State Department of Assessments and Taxation on May 24, 2004, as amended from time to time in accordance with the terms of this Agreement and the Act.

“Charter” means the Certificate of Incorporation of the General Partner filed with the Delaware Secretary of State on March 9, 2004, as amended or restated from time to time.

“Code” means the Internal Revenue Code of 1986, as amended from time to time or any successor statute thereto. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

“Consent” means the consent to, approval of, or vote on a proposed action by a Partner given in accordance with Article 14.

“Consent of the Limited Partners” means the Consent of a Majority in Interest of the Limited Partners, which Consent shall be obtained prior to the taking of any action for which it is required by this Agreement and may be given or withheld by a Majority in Interest of the Limited Partners, unless otherwise expressly provided herein, in their sole and absolute discretion.

“Consent of the Partners” means the Consent of Partners holding Percentage Interests that in the aggregate are equal to or greater than fifty percent (50%) of the aggregate Percentage Interests of all Partners, which consent shall be obtained prior to the taking of any action for which it is required by this Agreement and may be given or withheld by such Partners, in their sole and absolute discretion

“Constituent Person” shall have the meaning set forth in Section 8.8.F.

“Contributed Property” means each property or other asset, in such form as may be permitted by the Act, but excluding cash, contributed or deemed contributed to the Partnership (or, to the extent provided in applicable Regulations, deemed contributed to the Partnership on termination and reconstitution thereof pursuant to Section 708 of the Code).

“Conversion Date” shall have the meaning set forth in Section 8.8.B.

“Conversion Notice” shall have the meaning set forth in Section 8.8.B.

“Conversion Right” shall have the meaning set forth in Section 8.8.A.

“Debt” means, as to any Person, as of any date of determination, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services; (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds, guarantees and other similar instruments guaranteeing payment or other performance of obligations by such Person; (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person’s interest in such property, even though such Person has not assumed or become liable for the payment thereof; and (iv) lease obligations of such Person which, in accordance with generally accepted accounting principles, should be capitalized.

“Deemed Partnership Interest Value” means, as of any date with respect to any class of Partnership Interests, the Deemed Value of the Partnership Interests of such class multiplied by the applicable Partner’s Percentage Interest of such class.

“Deemed Value of the Partnership Interests” means, as of any date with respect to any class or series of Partnership Interests, (i) the total number of Partnership Units owned by the General Partner in such class or series of Partnership Interests (as provided for in Sections 4.1 and 4.3.B) issued and outstanding as of the close of business on such date multiplied by the Fair Market Value determined as of such date of a share of capital stock of the General Partner which corresponds to such class or series of Partnership Interests, as adjusted (x) pursuant to Section 7.5 (in the event the General Partner acquires material assets, other than on behalf of the Partnership) and (y) for stock dividends and distributions, stock splits and subdivisions, reverse stock splits and combinations, distribution of warrants or options and distributions of evidences of indebtedness or assets not received by the General Partner pursuant to a pro rata distribution by the Partnership; (ii) divided by the Percentage Interest of the General Partner in such class or series of Partnership Interests on such date; provided, that if no outstanding shares of capital stock of the General Partner correspond to a class or series of Partnership Interests, the Deemed Value of the Partnership Interests with respect to such class or series shall be an amount reasonably determined by the General Partner.

“Depreciation” means, for each fiscal year or other period, an amount equal to the federal income tax depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

“Determination Date” has the meaning set forth in Section 4.4.B(1).

“Economic Capital Account Balances” shall have the meaning set forth in Section 6.4.C.

“Effective Date” means the date of closing of the initial public offering of Shares upon which date contributions set forth on Exhibit A shall become effective.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Fair Market Value” means, with respect to any share of capital stock of the General Partner, the average of the daily market price for the ten (10) consecutive trading days immediately preceding the date with respect to which “Fair Market Value” must be determined hereunder or, if such date is not a Business Day, the immediately preceding Business Day. The market price for each such trading day shall be: (i) if such shares are listed or admitted to trading on any securities exchange or the Nasdaq National Market, the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day, (ii) if such shares are not listed or admitted to trading on any securities exchange or the Nasdaq National Market, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or (iii) if such shares are not listed or admitted to trading on any securities exchange or the Nasdaq National Market and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten (10) days prior to the date in question) for which prices have been so reported; provided that, if there are no bid and asked prices reported during the ten (10) days prior to the date in question, the Fair Market Value of such shares shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. In the event the Shares Amount for such shares includes rights that a holder of such shares would be entitled to receive, then the Fair Market Value of such rights shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate; and provided, further that, in connection with determining the Deemed Value of the Partnership Interests for purposes of determining the number of additional Partnership Units issuable upon a Capital Contribution funded by an underwritten public offering of shares of capital stock of the General Partner, the Fair Market Value of such shares shall be the public offering price per share of such class of capital stock sold. Notwithstanding the foregoing, the General Partner in its reasonable discretion may use a different “Fair Market Value” for purposes of making the determinations under subparagraph (b) of the definition of “Gross Asset Value” and Section 4.3.C in connection with the contribution of Property to the Partnership by a third party, provided such value shall be based upon the value per Share (or per Partnership Unit) agreed upon by the General Partner and such third party for purposes of such contribution.

“Forced Conversion” shall have the meaning set forth in Section 8.8.C.

“Forced Conversion Notice” shall have the meaning set forth in Section 8.8.C.

“General Partner” means the Company or its successor or permitted assignee, as general partner of the Partnership.

“General Partner Interest” means a Partnership Interest held by the General Partner. A General Partner Interest may be expressed as a number of Partnership Units.

“Grantee” means the Limited Partner to whom Incentive Units are initially granted and not such Grantee’s successors-in-interest.

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(a) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the contributing Partner and the General Partner (as set forth on Exhibit A attached hereto, as such Exhibit may be amended from time to time); provided, that if the contributing Partner is the General Partner then, except with respect to the General Partner’s initial Capital Contribution which shall be determined as set forth on Exhibit A, the determination of the fair market value of the contributed asset shall be determined (i) by the price paid by the General Partner if the asset is acquired by the General Partner contemporaneously with its contribution to the Partnership, (ii) by Appraisal, if otherwise acquired by the General Partner, (iii) by the amount of cash if the asset is cash, and (iv) as reasonably determined by the General Partner if the asset is shares of capital stock of the Company.

(b) The Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as determined by the General Partner using such reasonable method of valuation as it may adopt, provided, however, that for such purpose, the net value of all of the Partnership assets, in the aggregate, shall be equal to the Deemed Value of the Partnership Interests of all classes of Partnership Interests then outstanding, regardless of the method of valuation adopted by the General Partner, immediately prior to the times listed below:

(i)	the acquisition of an additional interest in the Partnership by a new or existing Partner in exchange for more than a de minimis Capital Contribution, if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

(ii)	the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property as consideration for an interest in the Partnership if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

(iii)	granting of an interest in the Partnership (other than a de minimis interest) as consideration for the providing of services to or for the benefit of the Partnership by an existing Partner acting in a Partner capacity, or a new Partner acting in a Partner capacity or in anticipation of being a Partner.

(iv)	the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); and

(v)	at such other times as the General Partner shall reasonably determine necessary or advisable in order to comply with Regulations Sections 1.704-1(b) and 1.704-2.

(c) The Gross Asset Value of any Partnership asset distributed to a Partner shall be the gross fair market value of such asset on the date of distribution as determined by the distributee and the General Partner, or if the distributee and the General Partner cannot agree on such a determination, by Appraisal.

(d) The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (d) to the extent that the General Partner reasonably determines that an adjustment pursuant to subparagraph (b) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (d).

(e) If the Gross Asset Value of a Partnership asset has been determined or adjusted pursuant to subparagraph (a), (b) or (d), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Losses.

“Holder” means either the Partner or Assignee owning a Partnership Unit.

“Immediate Family” means, with respect to any natural Person, such natural Person’s estate or heirs or current spouse or former spouse, parents, parents-in-law, children (whether natural, adopted or by marriage), siblings and grandchildren and any trust or estate, all of the beneficiaries of which consist of such Person or such Person’s spouse, or former spouse, parents, parents-in-law, children, siblings or grandchildren.

“Incapacity” or “Incapacitated” means, (i) as to any individual Partner, death, total physical disability or entry by a court of competent jurisdiction adjudicating him or her incompetent to manage his or her Person or his or her estate; (ii) as to any corporation which is a Partner, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (iii) as to any partnership which is a Partner, the dissolution and commencement of winding up of the partnership; (iv) as to any estate which is a Partner, the distribution by the fiduciary of the estate’s entire interest in the Partnership; (v) as to any trustee of a trust which is a Partner, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Partner, the bankruptcy of such Partner. For purposes of this definition, bankruptcy of a Partner shall be deemed to have occurred when (a) the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the Partner is adjudged as bankrupt or insolvent, or a final and non-appealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner, (c) the Partner executes and delivers a general assignment for the benefit of the Partner’s creditors, (d) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (b) above, (e) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Partner or for all or any substantial part of the Partner’s properties, (f) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within 120 days after the commencement thereof, (g) the appointment without the Partner’s consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within 90 days of such appointment, or (h) an appointment referred to in clause (g) is not vacated within 90 days after the expiration of any such stay.

“Incentive Unit” means a Partnership Unit granted under the Plan and issued under Section 4.4.B and subject to the provisions identified therein.

“Indemnitee” means (i) any Person made a party to a proceeding by reason of his or her status as (A) the General Partner or (B) a director or officer, employee or agent of the Partnership or any Subsidiary or the General Partner, and (ii) such other Persons (including Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

“Initial Partnership Units” means Partnership Units of the same class or series as the Partnership Units initially issued under this Agreement as set forth in Exhibit A.

“Initial Unit Economic Balance” shall have the meaning set forth in Section 6.4.C.

“IRS” means the Internal Revenue Service, which administers the internal revenue laws of the United States.

“Limited Partner” means any Person named as a Limited Partner in Exhibit A attached hereto, as such Exhibit may be amended from time to time, or any Substituted Limited Partner or Additional Limited Partner, in such Person’s capacity as a Limited Partner in the Partnership.

“Limited Partner Interest” means a Partnership Interest of a Limited Partner representing a fractional part of the Partnership Interests of all Limited Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Limited Partner Interest may be expressed as a number of Partnership Units.

“Limited Voting Stock” means the limited voting stock of the Company authorized by the Charter and issued and outstanding.

“Liquidating Event” shall have the meaning set forth in Section 13.1.

“Liquidator” shall have the meaning set forth in Section 13.2.A.

“Majority in Interest of the Limited Partners” means Limited Partners (other than any Limited Partner fifty percent (50%) or more of whose equity is owned, directly or indirectly, by the General Partner) holding in the aggregate Percentage Interests that are greater than fifty percent (50%) of the aggregate Percentage Interests of all Limited Partners (other than any Limited Partner fifty percent (50%) or more of whose equity is owned, directly or indirectly, by the General Partner).

“Net Income” or “Net Loss” means for each fiscal year of the Partnership, an amount equal to the Partnership’s taxable income or loss for such fiscal year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(a) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of Net Income or Net Loss shall be added to (or subtracted from, as the case may be) such taxable income (or loss);

(b) Any expenditures of the Partnership described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of Net Income or Net Loss shall be subtracted from (or added to, as the case may be) such taxable income (or loss);

(c) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to subparagraph (b) or subparagraph (c) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

(d) Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(e) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year;

(f) To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner’s interest in the Partnership, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income or Net Loss; and

(g) Notwithstanding any other provision of this definition of Net Income or Net Loss, any items which are specially allocated pursuant to Section 6.3 shall not be taken into account in computing Net Income or Net Loss. The amounts of the items of Partnership income, gain, loss, or deduction available to be specially allocated pursuant to Section 6.3 shall be determined by applying rules analogous to those set forth in this definition of Net Income or Net Loss.

“New Securities” means (i) any rights, options, warrants or convertible or exchangeable securities having the right to subscribe for or purchase shares of capital stock of the General Partner, excluding Limited Voting Stock, preferred stock of the Company, and any grants under any Stock Plan, or (ii) any Debt issued by the General Partner that provides any of the rights described in clause (i).

“Nonrecourse Deductions” shall have the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

“Nonrecourse Liability” shall have the meaning set forth in Regulations Section 1.752-1(a)(2).

“Notice of Redemption” means the Notice of Redemption substantially in the form of Exhibit B to this Agreement.

“Paired Partnership Units” means those Partnership Units issued by the Partnership under this Agreement, as determined by the General Partner, that are paired on a one for one basis with shares of Limited Voting Stock and are subject to the terms of the Pairing Agreement.

“Pairing Agreement” means that certain Pairing Agreement being entered into as of the Effective Date by and between the Partnership and the Company in respect of the Paired Partnership Units.

“Partner” means a General Partner or a Limited Partner, and “Partners” means the General Partner and the Limited Partners.

“Partner Minimum Gain” means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

“Partner Nonrecourse Debt” shall have the meaning set forth in Regulations Section 1.704-2(b)(4).

“Partner Nonrecourse Deductions” shall have the meaning set forth in Regulations Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

“Partnership” means the limited partnership formed under the Act and pursuant to this Agreement, and any successor thereto.

“Partnership Interest” means, an ownership interest in the Partnership of either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. There may be one or more classes or series of Partnership Interests as provided in Section 4.3, and Partnership Interests may include Incentive Units, as provided in Section 4.4.B. A Partnership Interest may be expressed as a number of Partnership Units. Unless otherwise expressly provided for by the General Partner at the time of the original issuance of any Partnership Interests, all Partnership Interests (whether of a Limited Partner or a General Partner) shall be of the same class or series.

“Partnership Minimum Gain” shall have the meaning set forth in Regulations Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

“Partnership Record Date” means the record date established by the General Partner for the distribution of Available Cash pursuant to Section 5.1.

“Partnership Unit” means, with respect to any class of Partnership Interest, a fractional, undivided share of such class of Partnership Interest issued pursuant to Section 4.1 and Sections 4.3 or 4.4.B. The ownership of Partnership Units may be evidenced by a certificate for units substantially in the form of Exhibit E hereto or as the General Partner may determine with respect to any class of Partnership Units issued from time to time under Section 4.1 and Sections 4.3 or 4.4.B.

“Partnership Unit Distribution” shall have the meaning set forth in Section 4.4.B(ii).

“Partnership Year” means the fiscal year of the Partnership, which shall be the calendar year.

“Percentage Interest” means, as to a Partner holding a class or series of Partnership Interests, its interest in such class or series as determined by dividing the Partnership Units of such class or series owned by such Partner by the total number of Partnership Units of such class then outstanding as specified in Exhibit A attached hereto, as such Exhibit may be amended from time to time. If the Partnership issues more than one class or series of Partnership Interests, the interest in the Partnership among the classes or series of Partnership Interests shall be determined as set forth in the amendment to the Partnership Agreement setting forth the rights and privileges of such additional classes or series of Partnership Interest, if any, as contemplated by Section 4.3.B.

“Person” means an individual or a corporation, partnership, limited liability company, trust, unincorporated organization, association or other entity.

“Plan” means the Company’s 2004 Equity Incentive Plan, as it may be amended, modified, supplemented or restated from time to time.

“Plan Asset Regulation” means the regulations promulgated by the United States Department of Labor in Title 29, Code of Federal Regulations, Part 2510, Section 101.3, and any successor regulations thereto.

“Pledge” shall have the meaning set forth in Section 11.3.A.

“Properties” means such interests in real property and personal property including without limitation, fee interests, interests in ground leases, interests in partnerships, limited liability companies and joint ventures, interests in mortgages, and Debt instruments as the Partnership may hold from time to time.

“Qualified Transferee” means an “Accredited Investor” as such term is defined in Rule 501 promulgated under the Securities Act.

“Redemption” shall have the meaning set forth in Section 8.6.A.

“Regulations” means the income tax regulations promulgated under the Code, whether in proposed, temporary or final form, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Regulatory Allocations” shall have the meaning set forth in Section 6.3.A(viii).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder and any successor statute thereto.

“Securities Exchange Act” means the Securities Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder and any successor statute thereto.

“Share” means a share of common stock of the General Partner.

“Shares Amount” means, as of any date, an aggregate number of Shares equal to the number of Tendered Units, as adjusted (x) pursuant to Section 7.5 (in the event the General Partner acquires material assets, other than on behalf of the Partnership) and (y) for stock dividends and distributions, stock splits and subdivisions, reverse stock splits and combinations, distributions of rights, warrants or options, and distributions of evidences of indebtedness or assets relating to assets not received by the General Partner pursuant to a pro rata distribution by the Partnership.

“Specified Redemption Date” means the day of receipt by the General Partner of a Notice of Redemption.

“Stock Plan” means any stock incentive, stock option, stock ownership or stock based employee benefits plan of the General Partner or the Partnership.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, joint venture or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

“Subsidiary Partnership” means any partnership or limited liability company that is a Subsidiary of the Partnership.

“Substituted Limited Partner” means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 11.4.

“Surviving Partnership” shall have the meaning set forth in Section 11.2.B(2)(b).

“Tax Items” shall have the meaning set forth in Section 6.4.A.

“Tendered Units” shall have the meaning set forth in Section 8.6.A.

“Tendering Partner” shall have the meaning set forth in Section 8.6.A.

“Termination Transaction” shall have the meaning set forth in Section 11.2.B.

“Unvested Incentive Unit” has the meaning set forth in Section 4.4.B (1).

“Vesting Agreement” means an agreement between the Partnership and a Person to whom Incentive Units are issued, governing the terms on which such Incentive Units are issued, as provided in Section 4.4.B (1).

“Vested Incentive Unit” has the meaning set forth in Section 4.4.B(1).

Section 1.2 Rules of Construction.

Unless otherwise indicated, all references herein to “Shares” and “Shares Amount” with respect to the General Partner shall apply only with reference to the Company and not to any subsequent General Partner.

ARTICLE 2.

ORGANIZATIONAL MATTERS

Section 2.1 Organization.

The Partnership is a limited partnership formed pursuant to the provisions of the Act and upon the terms and conditions set forth in this Agreement. Except as expressly provided herein, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes.

Section 2.2 Name.

The name of the Partnership is THOMAS PROPERTIES GROUP, L.P. The Partnership’s business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof. The words “Limited Partnership,” “L.P.,” “Ltd.” or similar words or letters shall be included in the Partnership’s name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

Section 2.3 Registered Office and Agent; Principal Office.

The name and address of the registered office and registered agent of the Partnership in the State of Maryland are c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, MD 21202. The address of the principal office of the Partnership in the State of Maryland is c/o The Corporation Trust Incorporated at such address. The principal office of the Partnership is located at 515 South Flower Street, Sixth Floor, Los Angeles, California 90071, or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Maryland as the General Partner deems advisable.

Section 2.4 Power of Attorney.

A. Each Limited Partner and each Assignee constitutes and appoints the General Partner, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

(1) execute, swear to, seal, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including,

without limitation, this Agreement and the Certificate and all amendments or restatements thereof) that the General Partner or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the Limited Partners have limited liability) in the State of Maryland and in all other jurisdictions in which the Partnership may conduct business or own property; (b) all instruments that the General Partner or any Liquidator deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (c) all conveyances and other instruments or documents that the General Partner or any Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (d) all conveyances and other instruments or documents that the General Partner or the Liquidator deems appropriate or necessary to reflect the distribution or exchange of assets of the Partnership pursuant to the terms of this Agreement; (e) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Articles 11, 12 or 13 or the Capital Contribution of any Partner; and (f) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Partnership Interests; and

(2) execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner or any Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole discretion of the General Partner or any Liquidator, to effectuate the terms or intent of this Agreement.

Nothing contained herein shall be construed as authorizing the General Partner or any Liquidator to amend this Agreement except in accordance with Article 14 or as may be otherwise expressly provided for in this Agreement.

B. The foregoing power of attorney is hereby declared to be irrevocable and a special power coupled with an interest, in recognition of the fact that each of the Partners will be relying upon the power of the General Partner and any Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee and the transfer of all or any portion of such Limited Partner’s or Assignee’s Partnership Units and shall extend to such Limited Partner’s or Assignee’s heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or any Liquidator, acting in good faith pursuant to such power of attorney; and each such Limited Partner or Assignee hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the General Partner or any Liquidator, taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the General Partner or any Liquidator, within 15 days after receipt of the General Partner’s or Liquidator’s request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Partnership.

Section 2.5 Term.

The term of the Partnership commenced on May 24, 2004 and shall continue until December 31, 2104 unless it is dissolved sooner pursuant to the provisions of Article 13 or as otherwise provided by law.

ARTICLE 3.

PURPOSE

Section 3.1 Purpose and Business.

The purpose and nature of the business to be conducted by the Partnership is (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act, (ii) to enter into any partnership, joint venture or other similar arrangement to engage in any business described in the foregoing clause (i) or to own interests in any entity engaged, directly or indirectly, in any such business, and (iii) to do anything necessary or incidental to the foregoing.

Section 3.2 Powers.

The Partnership is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership, including, without limitation, full power and authority, directly or through its ownership interest in other entities, to enter into, perform and carry out contracts of any kind, borrow money and issue evidences of indebtedness, whether or not secured by mortgage, deed of trust, pledge or other lien, acquire, own, manage, improve and develop real property, and lease, sell, transfer and dispose of real property; provided, however, notwithstanding anything to the contrary in this Agreement, the Partnership shall not take, or refrain from taking, any action which, in the judgment of the General Partner, in its sole and absolute discretion, could violate any law or regulation of any governmental body or agency having jurisdiction over the General Partner or its securities, unless any such action (or inaction) shall have been specifically consented to by the General Partner in writing.

Section 3.3 Partnership Only for Purposes Specified.

The Partnership shall be a partnership only for the purposes specified in Section 3.1, and this Agreement shall not be deemed to create a partnership among the Partners with respect to any activities whatsoever other than the activities within the purposes of the Partnership as specified in Section 3.1. Except as otherwise provided in this Agreement, no Partner shall have any authority to act for, bind, commit or assume any obligation or responsibility on behalf of the Partnership, its properties or any other Partner. No Partner, in its capacity as a Partner under this Agreement, shall be responsible or liable for any indebtedness or obligation of another Partner, nor shall the Partnership be responsible or liable for any indebtedness or obligation of any Partner, incurred either before or after the execution and delivery of this Agreement by such Partner, except as to those responsibilities, liabilities, indebtedness or obligations incurred pursuant to and as limited by the terms of this Agreement and the Act.

Section 3.4 Representations and Warranties by the Parties.

A. Each Partner that is an individual represents and warrants to each other Partner that (i) such Partner has the legal capacity to enter into this Agreement and perform such Partner’s obligations hereunder, (ii) such Partner’s execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement to be performed by such Partner will not result in a breach or violation of, or a default under, any material agreement by which such Partner or any of such Partner’s property is or are bound, or any statute, regulation, order or other law to which such Partner is subject, (iii) such Partner is a “United States person” within the meaning of Section 7701(a)(30) of the Code, and (iv) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms.

B. Each Partner that is not an individual represents and warrants to each other Partner that (i) its execution and delivery of this Agreement and all transactions contemplated by this Agreement to be performed by it have been duly authorized by all necessary action, including without limitation, that of its general partner(s), committee(s), trustee(s), beneficiaries, directors and/or stockholder(s), as the case may be, as required, (ii) such Partner’s execution and delivery of this Agreement and the consummation of such transactions shall not result in a breach or violation of, or a default under, its certificate of limited partnership, partnership agreement, trust agreement, limited liability company operating agreement, charter or bylaws, as the case may be, any material agreement by which such Partner or any of such Partner’s properties or any of its partners, beneficiaries, trustees or stockholders, as the case may be, is or are bound, or any statute, regulation, order or other law to which such Partner or any of its partners, trustees, beneficiaries or stockholders, as the case may be, is or are subject, (iii) such Partner is a “United States person” within the meaning of Section 7701(a)(30) of the Code and (iv) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms.

C. Each Partner represents and warrants to each other Partner that there is no action, suit, proceeding or investigation pending or currently threatened against such Partner that questions the validity of this Agreement, the consummation of the transactions contemplated by this Agreement, or the right of such Partner to enter into this Agreement, or to consummate the transactions contemplated hereby. Such Partner is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality that would interfere with the right of such Partner to enter into this Agreement, or to consummate the transactions contemplated hereby.

D. Each Partner represents, warrants, and agrees that it has acquired and continues to hold its interest in the Partnership for its own account for investment only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof, nor with a view toward selling or otherwise distributing such interest or any part thereof at any particular time or under any predetermined circumstances. Each Partner further represents and warrants that it is a sophisticated investor, able and accustomed to handling sophisticated financial matters for itself, particularly real estate investments, and that it has a sufficiently high net worth that it does not anticipate a need for the funds it has invested in the Partnership in what it understands to be a highly speculative and illiquid investment. Each Partner represents, warrants and agrees that such Partner is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act).

E. Each Partner acknowledges that (i) the Partnership Units (and any Shares that might be exchanged therefor) have not been registered under the Securities Act and may not be transferred unless they are subsequently registered under the Securities Act or an exemption from such registration is available (it being understood that the Partnership has no intention of so registering the Partnership Units), (ii) a restrictive legend in the form set forth in Exhibit E shall be placed on any certificates representing the Partnership Units, and (iii) a notation shall be made in the appropriate records of the Partnership indicating that the Partnership Units are subject to restrictions on transfer.

F. The representations and warranties contained in Section 3.4 shall survive the execution and delivery of this Agreement by each Partner and the dissolution and winding up of the Partnership.

G. Each Partner hereby acknowledges that no representations as to potential profit, cash flows, funds from operations or yield, if any, in respect of the Partnership or the General Partner have been made by any Partner or any employee or representative or Affiliate of any Partner, and that projections and any other information, including, without limitation, financial and descriptive information and documentation, which may have been in any manner submitted to such Partner shall not constitute any representation or warranty of any kind or nature, express or implied.

Section 3.5 Certain ERISA Matters.

Each Partner acknowledges that the Partnership is intended to qualify as a “real estate operating company” (as such term is defined in the Plan Asset Regulation). The General Partner may structure the investments in, relationships with and conduct with respect to Properties and any other assets of the Partnership so that the Partnership will be a “real estate operating company” (as such term is defined in the Plan Asset Regulation).

ARTICLE 4.

CAPITAL CONTRIBUTIONS

Section 4.1 Capital Contributions of the Partners.

At the time of their respective execution of this Agreement, the Partners shall make or shall have made Capital Contributions as set forth in Exhibit A to this Agreement. The Partners shall own Partnership Units of the class or series and in the amounts set forth in Exhibit A and shall have a Percentage Interest in the Partnership as set forth in Exhibit A, which Percentage Interest shall be adjusted in Exhibit A from time to time by the General Partner to the extent necessary to reflect accurately, sales, exchanges, redemptions, Capital Contributions, the issuance of additional Partnership Units or similar events having an effect on a Partner’s Percentage Interest. Each reference in this Agreement to Exhibit A shall be deemed to refer to Exhibit A as it may be so amended from time to time. Except as required by law, as otherwise provided in Sections 4.3, 4.4 and 10.5, or as otherwise agreed to by a Partner and the Partnership, no Partner shall be required or permitted to make any additional Capital Contributions or loans to the Partnership. Unless otherwise specified by the General Partner at the time of the creation of any class of Partnership Interests, the corresponding class or series of capital stock for any Partnership Units issued shall be Shares.

Section 4.2 Loans by Third Parties.

Subject to Section 4.3, the Partnership may incur Debt, or enter into other similar credit, guarantee, financing or refinancing arrangements for any purpose (including, without limitation, in connection with any further acquisition of Properties) with any Person that is not the General Partner upon such terms as the General Partner determines appropriate; provided that, the Partnership shall not incur any Debt that is recourse to the General Partner, except to the extent otherwise agreed to by the General Partner in its sole discretion.

Section 4.3 Additional Funding and Capital Contributions.

A. General. The General Partner may, at any time and from time to time determine that the Partnership requires additional funds (“Additional Funds”) for the acquisition or development of additional Properties or for such other Partnership purposes as the General Partner may determine in its sole discretion. Additional Funds may be raised by the Partnership, at the election of the General Partner, in any manner provided in, and in accordance with, the terms of this Section 4.3. No Person shall have any preemptive, preferential or similar right or rights to subscribe for or acquire any Partnership Interest, except as set forth in this Section 4.3.

B. Issuance of Additional Partnership Interests. The General Partner, in its sole and absolute discretion, may raise all or any portion of the Additional Funds by accepting additional Capital Contributions. In connection therewith or under the circumstances described in Section 4.4.B, the General Partner is hereby authorized to cause the Partnership from time to time to issue to Partners (including the General Partner) or other Persons (including, without limitation, in connection with the contribution of property or performance of services to the Partnership) additional Partnership Units or other Partnership Interests in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers, and duties, including rights, powers, and duties senior to then existing Limited Partner Interests, all as shall be determined by the General Partner in its sole and absolute discretion subject to Maryland law, including without limitation, (i) the allocations of items of Partnership income, gain, loss, deduction, and credit to such class or series of Partnership Interests; (ii) the right of each such class or series of Partnership Interests to share in Partnership distributions; (iii) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership; and (iv) the right to vote, including, without limitation, the Limited Partner approval rights set forth in Section 11.2.A; provided, that no such additional Partnership Units or other Partnership Interests shall be issued to the General Partner unless either (a) (1) the additional Partnership Interests are issued in connection with the grant, award, or issuance of shares of the General Partner pursuant to Section 4.3.C below, which shares have designations, preferences, and other rights (except voting rights) such that the economic interests attributable to such shares are substantially similar to the designations, preferences and other rights of the additional Partnership Interests issued to the General Partner in accordance with this Section 4.3.B, and (2) the General Partner shall make a Capital Contribution to the Partnership in an amount equal to the net proceeds raised in connection with such issuance, or (b) the additional Partnership Interests are issued to all Partners holding Partnership Interests in the same class in proportion to their respective Percentage Interests in such class. In the event that the Partnership issues additional Partnership Interests pursuant to this Section 4.3.B, the General Partner shall make such revisions to this Agreement (including but not limited to the revisions described in Section 5.4, Section 6.2.C, and Section 8.6) as it determines are necessary to reflect the issuance of such additional Partnership Interests.

C. Issuance of Shares or Other Securities by the General Partner. The General Partner shall not issue any additional Shares (other than Shares issued pursuant to Section 8.6 or pursuant to a dividend or distribution (including any stock split) of Shares to all of its stockholders), or other shares of capital stock of the General Partner or New Securities unless (i) the General Partner shall cause the Partnership to issue to the General Partner, Partnership Interests or rights, options, warrants or convertible or exchangeable securities of the Partnership having designations, preferences and other rights, all such that the economic interests thereof are substantially similar to those of the Shares or other shares of capital stock of the General Partner or New Securities issued by the General Partner and (ii) the General Partner shall make a Capital Contribution of the net proceeds from the issuance of such additional Shares or other shares of capital stock or New Securities, as the case may be, and from the exercise of the rights contained in such additional New Securities, as the case may be. Without limiting the foregoing, the General Partner is expressly authorized to issue the Limited Voting Stock and is authorized to issue other shares of capital stock of the General Partner or New Securities for no tangible value or for less than fair market value, and the General Partner is expressly authorized to cause the Partnership to issue to the General Partner corresponding Partnership Interests, so long as (x) the General Partner concludes in good faith that such issuance of Partnership Interests is in the best interests of the Partnership; and (y) the General Partner contributes all proceeds, if any, from such issuance and exercise to the Partnership.

In connection with the General Partner’s initial public offering of Shares, or any other issuance of Shares of the General Partner or New Securities, the General Partner shall contribute to the Partnership, any net proceeds raised in connection with such issuance; provided, that if the net proceeds actually received by the General Partner are less than the gross proceeds of such issuance as a result of any underwriter’s discount or other expenses paid or incurred in connection with such issuance, then the General Partner shall be deemed to have made a Capital Contribution to the Partnership in the amount equal to the sum of the net proceeds of such issuance plus the amount of such underwriter’s discount and other expenses paid by the General Partner (which discount and expense shall be treated as an expense for the benefit of the Partnership for purposes of Section 7.4). In the case of issuances of Shares of the General Partner or New Securities pursuant to any Stock Plan at a discount from fair market value or for no value, the amount of such discount representing compensation to the employee, as determined by the General Partner, shall be treated as an expense for the benefit of the Partnership for purposes of Section 7.4 and, as a result, the General Partner shall be deemed to have made a Capital Contribution to the Partnership in an amount equal to the sum of any net proceeds of such issuance plus the amount of such expense.

D. Percentage Interest Adjustments in the Case of Capital Contributions for Partnership Units. Upon the acceptance of additional Capital Contributions in exchange for any class or series of Partnership Units, the Percentage Interest in such class or series of Partnership

Units shall be equal to a fraction, the numerator of which is equal to the amount of cash and the Agreed Value of the Property contributed as of the Business Day immediately preceding the date on which the additional Capital Contributions are made (an “Adjustment Date”) and the denominator of which is equal to the sum of (i) the Deemed Value of the Partnership Interests of such class or series (computed as of the Business Day immediately preceding the Adjustment Date) and (ii) the aggregate Agreed Value of additional Capital Contributions contributed by all Partners and/or third parties to the Partnership on such Adjustment Date in such class or series of Partnership Interests. The Percentage Interest of each other Partner holding Partnership Interests of such class or series not making a full pro rata Capital Contribution shall be adjusted to equal a fraction, the numerator of which is equal to the sum of (i) the Deemed Partnership Interest Value of such Limited Partner in respect of such class or series (computed as of the Business Day immediately preceding the Adjustment Date) and (ii) the Agreed Value of additional Capital Contributions, if any, made by such Partner to the Partnership in such class or series of Partnership Interests as of such Adjustment Date, and the denominator of which is equal to the sum of (i) the Deemed Value of the Partnership Interests of such class or series (computed as of the Business Day immediately preceding the Adjustment Date), plus (ii) the aggregate Agreed Value of additional Capital Contributions contributed by all Partners and/or third parties to the Partnership on such Adjustment Date in such class or series. Provided, however, solely for purposes of calculating a Partner’s Percentage Interest pursuant to this Section 4.3.D, (i) in the case of cash Capital Contributions by the General Partner funded by an offering of Shares of the General Partner and (ii) in the case of the contribution of properties by the General Partner which were acquired by the General Partner in exchange for Shares of the General Partner immediately prior to such contribution, the General Partner shall be issued a number of Partnership Units equal and corresponding to the number of such shares issued by the General Partner in exchange for such cash or Properties, the Partnership Units held by the other Partners shall not be adjusted, and the Partners’ Percentage Interests shall be adjusted accordingly. The General Partner shall promptly give each Partner written notice of its Percentage Interest, as adjusted.

Section 4.4 Other Contribution Provisions; Incentive Units.

A. Capital Account for Services; Guarantee by Partners. In the event that any Partner is admitted to the Partnership and is given (or is treated as having received) a Capital Account in exchange for services rendered to the Partnership, unless otherwise determined by the General Partner in its sole discretion, such transaction shall be treated by the Partnership and the affected Partner as if the Partnership had compensated such Partner in cash, and the Partner had contributed such cash to the capital of the Partnership. In addition, with the consent of the General Partner, in its sole discretion, one or more Limited Partners may enter into agreements with the Partnership, in the form of a guarantee or contribution agreement, which have the effect of providing a guarantee of certain obligations of the Partnership.

B. Incentive Units. The General Partner, in its sole and absolute discretion, may, from time to time, issue Partnership interests to Persons who provide services to the Partnership, for such consideration as the General Partner may determine to be appropriate, and admit such Persons as Limited Partners. Such determinations by the General Partner shall be made by the Chairman/Chief Executive Officer of the Company prior to the Effective Date, and after the Effective Date such determinations by the Company shall be made by the Compensation Committee of the Board of Directors of the Company. Subject to the provisions of this Section

4.4.B and Sections 6.4.C, 8.8 and 8.9, the Partnership Interests issued under this Section 4.4.B (“Incentive Units”) shall be treated as identical to Initial Partnership Units, with all of the rights, privileges and obligations attendant thereto. For purposes of computing the Partners’ Percentage Interests, holders of Incentive Units shall be treated as holders of Initial Partnership Units and the Incentive Units shall be treated as Initial Partnership Units. The Partnership shall maintain at all times a one-to-one correspondence between the Incentive Units and Initial Partnership Units for conversion, distribution and other purposes, including, without limitation, complying with the following procedures:

(i) If an Adjustment Event (as defined below) occurs, then the General Partner shall make a corresponding adjustment to the Incentive Units to maintain a one-for-one conversion and economic equivalence ratio between Initial Partnership Units and Incentive Units. The following shall be “Adjustment Events”: (A) the Partnership makes a distribution on all outstanding Initial Partnership Units in Partnership Units, (B) the Partnership subdivides the outstanding Initial Partnership Units into a greater number of units or combines the outstanding Initial Partnership Units into a smaller number of Units, or (C) the Partnership issues any new Partnership Units in exchange for its outstanding Initial Partnership Units by way of a reclassification or recapitalization of its Partnership Units. If more than one Adjustment Event occurs, the adjustment to the Incentive Units need be made only once using a single formula that takes into account each and every Adjustment Event as if all Adjustment Events occurred simultaneously. For the avoidance of doubt, the following shall not be Adjustment Events: (x) the issuance of Partnership Units in a financing, reorganization, acquisition or other similar business transaction, (y) the issuance of Partnership Units pursuant to any employee benefit or compensation plan or distribution reinvestment plan, or (z) the issuance of any Partnership Units to the Company in respect of a capital contribution to the Partnership of proceeds from the sale of securities by the Company. If the Partnership takes an action affecting the Initial Partnership Units other than actions specifically described above as “Adjustment Events” and in the opinion of the General Partner such action would require an adjustment to the Incentive Units to maintain the one-to-one correspondence described above, the General Partner shall have the right to make such adjustment to the Incentive Units, to the extent permitted by law and the Plan, in such manner and at such time as the General Partner, in its sole discretion, may determine to be appropriate under the circumstances. If an adjustment is made to the Incentive Units as herein provided the Partnership shall promptly file in the books and records of the Partnership an officer’s certificate setting forth such adjustment and a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after filing of such certificate, the Partnership shall mail a notice to the holder of each Incentive Unit setting forth the adjustment to his or her Incentive Units and the effective date of such adjustment;

(ii) The Limited Partners holding Incentive Units shall be entitled to receive, when, as and if authorized and declared by the General Partner out of assets legally available for that purpose, distributions in an amount per Incentive Unit equal to the distributions per Initial Partnership Unit (the “Partnership Unit Distribution”), paid to holders of record on the same Partnership Record Date established by the General Partner with respect to such distribution. So long as any Incentive Units are outstanding, no distributions (whether in cash or in kind) shall be authorized, declared or paid on Initial Partnership Units, unless equal distributions have been or contemporaneously are authorized, declared and paid on the Incentive Units for such distribution period. The Incentive Units shall rank pari passu with the Initial Partnership Units as to the payment of regular and special periodic or other distributions and distribution of assets upon liquidation, dissolution or winding up. As to the payment of distributions and as to distribution of assets upon liquidation, dissolution or winding up, any special class or series of Partnership Units or Partnership Interests which by its terms specifies that it shall rank junior to, on a parity with, or senior to the Initial Partnership Units shall also rank junior to, or pari passu with, or senior to, as the case may be, the Incentive Units. Subject to the terms of any Award Agreement, the Limited Partner holding Incentive Units shall be entitled to transfer his or her Incentive Units to the same extent, and subject to the same restrictions as holders of Initial Partnership Units are entitled to transfer their Initial Partnership Units pursuant to Article 11; and

(iii) The Limited Partners holding Incentive Units shall be allocated Net Income of the Partnership (excluding net capital gain from the sale of a Partnership asset, which shall be governed by Section 6.4C) for each Partnership Year in proportion to their respective Percentage Interests.

Incentive Units shall be subject to the following additional special provisions:

(1) Award Agreements. Incentive Units may, in the sole discretion of the General Partner, be issued to a Grantee subject to vesting, forfeiture and additional restrictions on transfer pursuant to the terms of one or more separate Award Agreements. The Grantee of Incentive Units shall not be required to contribute capital to the Partnership. The terms of any Award Agreement may be modified by the General Partner from time to time in its sole discretion, subject to any restrictions on amendment imposed by the relevant Award Agreement. Incentive Units that have vested under the terms of a Award Agreement are referred to herein as “Vested Incentive Units”; all other Incentive Units are referred to herein as “Unvested Incentive Units”. The date on which it is finally determined that a Grantee’s Incentive Units have vested is referred to herein as the “Determination Date”.

(2) Forfeiture. Upon the occurrence of an event specified in the relevant Award Agreement as resulting in either the right of the Partnership or General Partner to repurchase Incentive Units at a specified purchase price or some other forfeiture of any Incentive Units, and if the Partnership or the General Partner exercises such right to repurchase or forfeiture in accordance with the applicable Award Agreement, then the relevant Incentive Units shall immediately, and without further action, be treated as cancelled and no longer outstanding for any purpose. Unless otherwise specified in the Award Agreement, no consideration or other payment shall be due with respect to any Incentive Units that have been forfeited, other than distributions declared with respect to a Partnership Record Date prior to the effective date of the forfeiture. In connection with any repurchase or forfeiture of Incentive Units, the balance of the portion of the Capital Account of the Incentive Unit holder that is attributable to all of his or her Incentive Units shall be reduced by the amount, if any, by which it exceeds the target balance contemplated by Section 6.4.C, as calculated with respect to the Incentive Unit holder’s remaining Incentive Units, if any.

(3) Redemption. The holder of Incentive Units shall not have the right to require the Partnership to redeem all or any portion of such Incentive Units unless and until (i) such Incentive Units become Vested Incentive Units and (ii) such Incentive Units are converted into Initial Partnership Units in accordance with Section 8.8.

(4) Voting. Incentive Units shall have the voting rights set forth in Section 8.9.

(5) Allocations. The holder of Incentive Units shall be entitled to certain special allocations of gain, with respect to such Incentive Units, under Section 6.4.C. Notwithstanding any other provisions hereof, the holder of Incentive Units shall not be allocated any Net Losses if and to the extent such allocation would cause such holder to have an Adjusted Capital Account Deficit with respect to its Incentive Units.

(6) Legend. Any certificate evidencing an Incentive Unit shall bear an appropriate legend indicating that additional terms, conditions and restrictions on transfer (including, without limitation, restrictions under the Award Agreement) apply to the Incentive Unit.

(7) Conversion. Vested Incentive Units are eligible to be converted into Initial Partnership Units in accordance with Section 8.8.

(8) End of Restrictions. An Award Agreement may specify that upon the occurrence of certain events, some or all of the Incentive Units subject to the Award Agreement will cease to be subject to the provisions of this Section 4.4.B, other than subsections (3), (4) and (7) above.

Section 4.5 No Preemptive Rights.

Except to the extent expressly granted by the Partnership pursuant to another agreement, no Person shall have any preemptive, preferential or other similar right with respect to (i) additional Capital Contributions or loans to the Partnership or (ii) issuance or sale of any Partnership Units or other Partnership Interests.

ARTICLE 5.

DISTRIBUTIONS

Section 5.1 Requirement and Characterization of Distributions.

The General Partner shall cause the Partnership to distribute, quarterly, such portion as the General Partner may in its discretion determine, of Available Cash generated by the Partnership to the Partners who are Partners on the applicable record date with respect to such distribution, (1) first, with respect to any class or series of Partnership Interests that are entitled to any preference in distributions, in accordance with the rights of such class or series of Partnership Interests (and within such class or series, pro rata in proportion to the respective Percentage Interests on the applicable record date), and (2) second, with respect to any class or series of Partnership Interests that are not entitled to any preference in distributions, pro rata to each such class or series in accordance with the terms of such class or series to the Partners who are Partners of such class or series on the Partnership Record Date with respect to such distribution (and within each such class or series, pro rata in proportion to the respective Percentage Interests on such Partnership Record Date). Unless otherwise expressly provided for herein or in an agreement, if any, entered into in connection with the creation of a new class or series of Partnership Interests created in accordance with Article 4, no Partnership Interest shall be entitled to a distribution in preference to any other Partnership Interest.

Section 5.2 Distributions in Kind.

No right is given to any Partner to demand and receive property other than cash. The General Partner may determine, in its sole and absolute discretion, to make a distribution in-kind to the Partners of Partnership assets, and such assets shall be distributed in such a fashion as to ensure that the fair market value is distributed and allocated in accordance with Articles 5, 6 and 10.

Section	5.3 Distributions Upon Liquidation.

Notwithstanding Section 5.1, proceeds from a Liquidating Event shall be distributed to the Partners in accordance with Section 13.2.

Section 5.4 Distributions to Reflect Issuance of Additional Partnership Interests.

In the event that the Partnership issues additional Partnership Interests to the General Partner or any Additional Limited Partner pursuant to Section 4.3.B or 4.3.C, the General Partner shall make such revisions to this Article 5 as it determines are necessary to reflect the issuance of such additional Partnership Interests. In the absence of any agreement to the contrary, an Additional Limited Partner shall be entitled to the distributions set forth in Section 5.1 (without regard to this Section 5.4) with respect to the period during which the closing of its contribution to the Partnership occurs, multiplied by a fraction the numerator of which is the number of days from and after the date of such closing through the end of the applicable period, and the denominator of which is the total number of days in such period.

ARTICLE 6.

ALLOCATIONS

Section 6.1 Timing and Amount of Allocations of Net Income and Net Loss.

Net Income and Net Loss of the Partnership shall be determined and allocated with respect to each fiscal year of the Partnership as of the end of each such year. Subject to the other provisions of this Article 6, an allocation to a Partner of a share of Net Income or Net Loss shall be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing Net Income or Net Loss.

Section 6.2 General Allocations.

A. Allocation of Net Income and Net Losses.

(1) Net Income. Except as otherwise provided in Section 6.3 and subject to Section 6.4, Net Income for any Partnership Year shall be allocated to the Partners in the following manner and order of priority:

(a) First, to the Partners who have previously been allocated Net Losses under Section 6.2.A(2) below until each of such Partners has been allocated Net Income under this subsection (a) in a cumulative amount equal to the total cumulative amount of Net Losses previously allocated to such Partner; and

(b) Second, to the Partners in accordance with their respective Percentage Interests.

(2) Net Losses. Except as otherwise provided in Section 6.3, Net Losses for any Partnership Year shall be allocated to the Partners in the following manner and order of priority:

(a) First, to the Partners in accordance with their respective Percentage Interests until the Adjusted Capital Account (ignoring for this purpose any amounts a Partner is obligated to contribute to the capital of the Partnership or is deemed obligated to contribute pursuant to Regulations Section 1.704-1(b)(2)(ii)(c)(2)) of each Partner is zero; and

(b) Second, to the Partners in accordance with their respective Percentage Interests.

B. Allocations to Reflect Issuance of Additional Partnership Interests. In the event that the Partnership issues additional Partnership Interests to the General Partner, a Limited Partner or any Additional Limited Partner pursuant to Section 4.3, the General Partner shall make such revisions to this Section 6.2 as it determines are necessary to reflect the terms of the issuance of such additional Partnership Interests, including making preferential allocations to certain classes of Partnership Interests in accordance with any method selected by the General Partner.

C. Allocations in Connection with a Liquidating Event. Except as otherwise provided in Section 6.3 and after any allocations pursuant to Section 6.4.C, the allocations of Net Income and Net Losses set forth in the foregoing provisions of this Section 6.2 or, if necessary, allocations of individual items of income, gain, loss and deduction which comprise such Net Income or Net Losses, shall be adjusted to the extent necessary so as to result in the Capital Account balance of each Partner being such that distributions to the Partners pursuant to Section 13.2 hereof upon the occurrence of a Liquidating Event shall be made to the Holders in accordance with the Percentage Interests of each Partner; provided, however, that no such allocations under this paragraph shall be made to the Incentive Unit holders to the extent such allocations would result in the Economic Capital Account Balance of any such Incentive Unit holder (as defined in Section 6.4.C) being greater than such holder’s Deemed Partnership Interest Value at the time of such allocations.

Section 6.3 Additional Allocation Provisions.

Notwithstanding the foregoing provisions of this Article 6:

A. Regulatory Allocations.

(i) Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(f), notwithstanding the provisions of Section 6.2, or any other provision of this Article 6, if there is a net decrease in Partnership Minimum Gain during any Partnership Year, each Holder shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Holder’s share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Holder pursuant thereto. The items to be allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 6.3.A(i) is intended to qualify as a “minimum gain chargeback” within the meaning of Regulation Section 1.704-2(f) which shall be controlling in the event of a conflict between such Regulation and this Section 6.3.A(i).

(ii) Partner Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(i)(4), and notwithstanding the provisions of Section 6.2, or any other provision of this Article 6 (except Section 6.3.A(i)), if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership Year, each Holder who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Holder’s share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 6.3.A(ii) is intended to qualify as a “chargeback of partner nonrecourse debt minimum gain” within the meaning of Regulation Section 1.704-2(i) which shall be controlling in the event of a conflict between such Regulation and this Section 6.3.A(ii).

(iii) Nonrecourse Deductions and Partner Nonrecourse Deductions. Any Nonrecourse Deductions for any Partnership Year shall be specially allocated to the Holders in accordance with their respective Percentage Interests. Any Partner Nonrecourse Deductions for any fiscal year shall be specially allocated to the Holder(s) who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable, in accordance with Regulations Sections 1.704-2(b)(4) and 1.704-2(i).

(iv) Qualified Income Offset. If any Holder unexpectedly receives an adjustment, allocation or distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Partnership income and gain shall be allocated, in accordance with Regulations Section 1.704-1(b)(2)(ii)(d), to the Holder in an amount and manner sufficient to eliminate, to the extent required by such Regulations, the Adjusted Capital Account Deficit of the Holder as quickly as possible provided that an allocation pursuant to this Section 6.3.A(iv) shall be made if and only to the extent that such Holder would have an

Adjusted Capital Account Deficit after all other allocations provided in this Article 6 have been tentatively made as if this Section 6.3.A(iv) were not in this Agreement. It is intended that this Section 6.3.A(iv) qualify and be construed as a “qualified income offset” within the meaning of Regulations 1.704-1(b)(2)(ii)(d), which shall be controlling in the event of a conflict between such Regulations and this Section 6.3.A(iv).

(v) Gross Income Allocation. In the event any Holder has a deficit Capital Account at the end of any Partnership Year which is in excess of the sum of (1) the amount (if any) such Holder is obligated to restore to the Partnership, and (2) the amount such Holder is deemed to be obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c) or the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Holder shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible, provided, that an allocation pursuant to this Section 6.3.A(v) shall be made if and only to the extent that such Holder would have a deficit Capital Account in excess of such sum after all other allocations provided in this Article 6 have been tentatively made as if this Section 6.3.A(v) and Section 6.3.A(iv) were not in this Agreement.

(vi) Limitation on Allocation of Net Loss. To the extent any allocation of Net Loss would cause or increase an Adjusted Capital Account Deficit as to any Holder, such allocation of Net Loss shall be reallocated among the other Holders in accordance with their respective Percentage Interests, subject to the limitations of this Section 6.3.A(vi).

(vii) Section 754 Adjustment. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Holder in complete liquidation of his interest in the Partnership, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Holders in accordance with their interests in the Partnership in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Holders to whom such distribution was made in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

(viii) Curative Allocation. The allocations set forth in Sections 6.3.A(i), (ii), (iii), (iv), (v), (vi), and (vii) (the “Regulatory Allocations”) are intended to comply with certain regulatory requirements, including the requirements of Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding the provisions of Sections 6.1 and 6.2, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Holders so that, to the extent possible, the net amount of such allocations of other items and the Regulatory Allocations to each Holder shall be equal to the net amount that would have been allocated to each such Holder if the Regulatory Allocations had not occurred.

B. Each Holder’s proportional share of the “excess nonrecourse liabilities” of the Partnership shall be determined in accordance with Regulations Section 1.752-3(a)(3).

Section 6.4 Tax Allocations.

A. In General. Except as otherwise provided in this Section 6.4, for income tax purposes each item of income, gain, loss and deduction (collectively, “Tax Items”) shall be allocated among the Holders in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Sections 6.2 and 6.3.

B. Allocations Respecting Section 704(c) Revaluations. Notwithstanding Section 6.4.A, Tax Items with respect to Partnership property that is contributed to the Partnership by a Partner shall be shared among the Holders for income tax purposes pursuant to Regulations promulgated under Section 704(c) of the Code, so as to take into account the variation, if any, between the basis of the property to the Partnership and its initial Gross Asset Value. With respect to Partnership property that is contributed to the Partnership in connection with the General Partner’s initial public offering such variation between basis and initial Gross Asset Value shall be taken into account under the “traditional method” as described in Regulations Section 1.704-3(b). With respect to other properties contributed to the Partnership, the Partnership shall account for such variation under any method consistent with Section 704(c) of the Code and the applicable regulations as chosen by the General Partner. In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to subparagraph (b) of the definition of Gross Asset Value (provided in Article 1), subsequent allocations of Tax Items with respect to such asset shall take account of the variation, if any, between the adjusted basis of such asset and its Gross Asset Value in the same manner as under Section 704(c) of the Code and the applicable regulations consistent with the requirements of Regulations Section 1.704-1(b)(2)(iv)(g) using any method approved under Section 704(c) of the Code and the applicable regulations as chosen by the General Partner, provided, however, that the “traditional method” as described in Regulations Section 1.704-3(b) shall be used with respect to Partnership property that is contributed to the Partnership in connection with the General Partner’s initial public offering. In connection with the initial public offering by the General Partner, if the Partnership property is an interest in a lower-tier partnership or limited liability company, the Gross Asset Value will be attributable to an interest in the underlying property of the lower-tier partnership or limited liability company, and for purposes of this Section 6.4 B, be treated as if such underlying property were contributed to the Partnership.

C. Special Allocation of Gain With Respect to Incentive Units. Notwithstanding the provisions of Section 6.2.A(1) above, but subject to the prior allocation of Net Income and gross items of income under Section 6.2.A(1)(a) and Section 6.3.A above, any net capital gain realized in connection with the actual or hypothetical sale of the Properties of the Partnership, including but not limited to net capital gain realized in connection with an adjustment to the Gross Asset Value of Partnership assets under Section 704(b) of the Code, shall first be allocated to the Incentive Unit holders until the Economic Capital Account Balances of such Limited Partners, to the extent attributable to their ownership of Incentive Units, are equal to (i) the Initial Unit Economic Balance, multiplied by (ii) the number of their Incentive Units. For this purpose, the “Economic Capital Account Balances” of the Incentive Unit holders will be equal to their Capital Account balances, plus the amount of their shares of any Partner Minimum Gain or Partnership

Minimum Gain, in either case to the extent attributable to their ownership of Incentive Units. Similarly, the “Initial Unit Economic Balance” shall mean (i) the Capital Account balance of the Company, plus the amount of the Company’s share of any Partner Minimum Gain or Partnership Minimum Gain, in either case to the extent attributable to the Company’s ownership of Initial Partnership Units and computed on a hypothetical basis after taking into account all allocations through the date on which any allocation is made under this Section 6.4.C, divided by (ii) the number of the Company’s Initial Partnership Units. Any such allocations shall be made among the Incentive Unit holders in proportion to the amounts required to be allocated to each under this Section 6.4.C. The parties agree that the intent of this Section is to make the Capital Account balances of the Limited Partners holding Incentive Units with respect to their Incentive Units economically equivalent to the Capital Account balance of the Company with respect to its Initial Partnership Units.

ARTICLE 7.

MANAGEMENT AND OPERATIONS OF BUSINESS

Section 7.1 Management.

A. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership are and shall be exclusively vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. The General Partner may not be removed by the Limited Partners with or without cause. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to the other provisions hereof including Sections 7.3 and 11.2, shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Partnership, to exercise all powers set forth in Section 3.2 and to effectuate the purposes set forth in Section 3.1, including, without limitation:

(1) the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including the securing of same by mortgage, deed of trust or other lien or encumbrance on the Partnership’s assets) and the incurring of any obligations it deems necessary for the conduct of the activities of the Partnership;

(2) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership, the registration of any class of securities of the Partnership under the Securities Exchange Act of 1934, as amended, and the listing of any debt securities of the Partnership on any exchange;

(3) subject to the provisions of Section 11.2, the acquisition, sale, lease, transfer, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any assets of the Partnership or the merger or other combination of the Partnership with or into another entity;

(4) the acquisition, disposition, mortgage, pledge, encumbrance or hypothecation of any assets of the Partnership, and the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms it sees fit, including, without limitation, the financing of the conduct or the operations of the General Partner, the Partnership or any Subsidiaries, the lending of funds to other Persons (including, without limitation, the General Partner or any Subsidiaries of the Partnership) and the repayment of obligations of the Partnership, any of its Subsidiaries and any other Person in which it has an equity investment, and the making of capital contributions to its Subsidiaries;

(5) the negotiation, execution, and performance of any contracts, leases, conveyances or other instruments that the General Partner considers useful or necessary to the conduct of the Partnership’s operations or the implementation of the General Partner’s powers under this Agreement, including contracting with contractors, developers, consultants, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation out of the Partnership’s assets;

(6) the distribution of Partnership cash or other Partnership assets in accordance with this Agreement;

(7) the establishment of one or more divisions of the Partnership, the selection and dismissal of employees of the Partnership (including, without limitation, employees having titles such as “president,” “vice president,” “secretary” and “treasurer”), and agents, outside attorneys, accountants, consultants and contractors of the Partnership, the determination of their compensation and other terms of employment or hiring, including waivers of conflicts of interest and the payment of their expenses and compensation out of the Partnership’s assets;

(8) the maintenance of such insurance for the benefit of the Partnership and the Partners and directors and officers of the Partnership or the General Partner as it deems necessary or appropriate;

(9) the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, limited liability companies, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to any Subsidiary and any other Person in which it has an equity investment from time to time);

(10) the control of any matters affecting the rights and obligations of the Partnership, including the settlement, compromise, submission to arbitration or any other form of dispute resolution, or abandonment of, any claim, cause of action, liability, debt or damages, due or owing to or from the Partnership, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitration or other forms of dispute resolution, and the representation of the Partnership in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(11) the undertaking of any action in connection with the Partnership’s direct or indirect investment in any Subsidiary or any other Person (including, without limitation, contributing or loaning Partnership funds to, incurring indebtedness on behalf of, or guarantying the obligations of any such Persons);

(12) subject to the other provisions in this Agreement, the determination of the fair market value of any Partnership property distributed in kind using such reasonable method of valuation as it may adopt, provided, that such methods are otherwise consistent with requirements of this Agreement;

(13) the management, operation, leasing, landscaping, repair, alteration, demolition or improvement of any real property or improvements owned by the Partnership or any Subsidiary of the Partnership or any Person in which the Partnership has made a direct or indirect equity investment;

(14) holding, managing, investing and reinvesting cash and other assets of the Partnership;

(15) the collection and receipt of revenues and income of the Partnership;

(16) the exercise, directly or indirectly through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any asset or investment held by the Partnership;

(17) the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Partnership or any other Person in which the Partnership has a direct or indirect interest, or jointly with any such Subsidiary or other Person;

(18) the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of any Person in which the Partnership does not have an interest pursuant to contractual or other arrangements with such Person;

(19) the making, execution and delivery of any and all deeds, leases, notes, deeds to secure debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or legal instruments or agreements in writing necessary or appropriate in the judgment of the General Partner for the accomplishment of any of the powers of the General Partner enumerated in this Agreement;

(20) the issuance of additional Partnership interests, as appropriate, in connection with the contribution of Additional Funds pursuant to Section 4.3;

(21) the distribution of cash to acquire Partnership Units held by a Limited Partner in connection with a Limited Partner’s exercise of its Redemption Right under Section 8.6 hereof; and

(22) the amendment and restatement of Exhibit A hereto to reflect accurately at all times the Capital Contributions and Percentage Interests of the Partners as the same are adjusted from time to time to the extent necessary to reflect redemptions, Capital Contributions, the issuance of Partnership Units, the admission of any Additional Limited Partner or any Substituted Limited Partner or otherwise, which amendment and restatement, notwithstanding anything in this Agreement to the contrary, shall not be deemed an amendment to this Agreement, as long as the matter or event being reflected in Exhibit A hereto otherwise is authorized by this Agreement.

B. Each of the Limited Partners agrees that the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Partners, notwithstanding any other provisions of this Agreement (except as provided in Section 7.3 or 11.2), the Act or any applicable law, rule or regulation to the fullest extent permitted under the Act or other applicable law, rule or regulation. The execution, delivery or performance by the General Partner or the Partnership of any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity.

C. At all times from and after the date hereof, the General Partner may cause the Partnership to obtain and maintain (i) casualty, liability and other insurance on the properties of the Partnership and (ii) liability insurance for the Indemnitees hereunder.

D. At all times from and after the date hereof, the General Partner may cause the Partnership to establish and maintain working capital reserves in such amounts as the General Partner, in its sole and absolute discretion, deems appropriate and reasonable from time to time.

E. In exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner (including the General Partner) of any action taken (or not taken) by the General Partner. The General Partner and the Partnership shall not have liability to a Limited Partner under this Agreement as a result of an income tax liability incurred by such Limited Partner as a result of an action (or inaction) by the General Partner pursuant to its authority under this Agreement.

F. Except as otherwise provided herein, to the extent the duties of the General Partner require expenditures of funds to be paid to third parties, the General Partner shall not have any obligations hereunder except to the extent that Partnership funds are reasonably available to it for the performance of such duties, and nothing herein contained shall be deemed to authorize or require the General Partner, in its capacity as such, to expend its individual funds for payment to third parties or to undertake any individual liability or obligation on behalf of the Partnership.

Section	7.2 Certificate of Limited Partnership.

To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate and do all the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Maryland and each other state, the District of Columbia or other jurisdiction, in which the Partnership may elect to do business or own property. Subject to the terms of Section 8.5.A(4), the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Limited Partner. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Maryland, any other state, or the District of Columbia or other jurisdiction, in which the Partnership may elect to do business or own property.

Section	7.3 Restrictions on General Partner’s Authority.

A. The General Partner may not take any action in contravention of an express prohibition or limitation of this Agreement without the written Consent of the Limited Partners and may not (i) perform any act that would subject a Limited Partner to liability as a general partner in any jurisdiction or any other liability except as provided herein or under the Act; or (ii) enter into any contract, mortgage, loan or other agreement that prohibits or restricts, or has the effect of prohibiting or restricting, the ability of a Limited Partner to exercise its rights to a Redemption in full, except in each case with the written consent of such Limited Partner.

B. The General Partner shall not, without the prior consent of the Partners holding Percentage Interests that in the aggregate are greater than 66-2/3% of the aggregate Percentage Interests of all the Partners (in addition to any Consent of the Limited Partners required by any other provision hereof), or except as provided in Section 7.3.C, amend, modify or terminate this Agreement.

C. Notwithstanding Section 7.3.B, the General Partner shall have the exclusive power to amend this Agreement solely as may be required to facilitate or implement any of the following purposes:

(1) to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

(2) to reflect the issuance of additional Partnership Interests pursuant to Sections 4.3.B, 5.4 and 6.2B. or the admission, substitution, termination, or withdrawal of Partners in accordance with this Agreement;

(3) to reflect a change that is of an inconsequential nature and does not adversely affect the Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement;

(4) to satisfy any requirements, conditions, or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law; and

(5) to modify, as set forth in the definition of “Capital Account,” the manner in which Capital Accounts are computed.

The General Partner will provide notice to the Limited Partners when any action under this Section 7.3.C is taken.

D. Notwithstanding Sections 7.3.B and 7.3.C, this Agreement shall not be amended with respect to any Partner adversely affected, and no action may be taken by the General Partner, without the Consent of such Partner adversely affected if such amendment or action would (i) convert a Limited Partner’s interest in the Partnership into a general partner’s interest (except as the result of the General Partner acquiring such interest), (ii) modify the limited liability of a Limited Partner, (iii) alter rights of the Partner to receive distributions pursuant to Article 5 or Section 13.2.A(4), or the allocations specified in Article 6 (except as permitted pursuant to Sections 4.3, 5.4, 6.2.B and Section 7.3.C(3)), (iv) materially alter or modify the rights to a Redemption or the Shares Amount as set forth in Section 8.6, and related definitions hereof, or (v) amend this Section 7.3.D. Further, no amendment may alter the restrictions on the General Partner’s authority set forth elsewhere in this Section 7.3 or in Section 11.2.B without the Consent specified in such section. This Section 7.3D does not require unanimous consent of all Partners adversely affected unless the amendment is to be effective against all partners adversely affected.

Section 7.4 Reimbursement of the General Partner.

A. Except as provided in this Section 7.4 and elsewhere in this Agreement (including the provisions of Articles 5 and 6 regarding distributions, payments and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.

B. The Partnership shall be responsible for and shall pay all expenses relating to the Partnership’s and the General Partner’s organization, the ownership of its assets and its operations. The General Partner is hereby authorized to pay compensation for accounting, administrative, legal, technical, management and other services rendered to the Partnership. Except to the extent provided in this Agreement, the General Partner and its Affiliates shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all expenses that the General Partner and its Affiliates incur relating to the ownership and operation of, or for the benefit of, the Partnership (including, without limitation, administrative expenses); provided, that the amount of any such reimbursement shall be reduced by any interest earned by the General Partner with respect to bank accounts or other instruments or accounts held by it on behalf of the Partnership. The Partners acknowledge that all such expenses of the General Partner are deemed to be for the benefit of the Partnership. Such reimbursement shall be in addition to any reimbursement made as a result of indemnification pursuant to Section 7.7 hereof. In the event that certain expenses are incurred for the benefit of the Partnership and other entities (including the General Partner), such expenses will be allocated to the Partnership and such other entities in such a manner as the General Partner in its sole and absolute discretion deems fair and reasonable. All payments and reimbursements hereunder shall be characterized for federal income tax purposes as expenses of the Partnership incurred on its behalf, and not as expenses of the General Partner.

C. If the General Partner shall elect to purchase from its stockholders Shares for the purpose of delivering such Shares to satisfy an obligation under any dividend reinvestment program adopted by the General Partner, any employee stock purchase plan adopted by the General Partner, or any similar obligation or arrangement undertaken by the General Partner in the future or for the purpose of retiring such Shares, the purchase price paid by the General Partner for such Shares and any other expenses incurred by the General Partner in connection with such purchase shall be considered expenses of the Partnership and shall be advanced to the General Partner or reimbursed to the General Partner, subject to the condition that: (i) if such Shares subsequently are sold by the General Partner, the General Partner shall pay to the Partnership any proceeds received by the General Partner for such Shares (which sales proceeds shall include the amount of dividends reinvested under any dividend reinvestment or similar program; provided, that a transfer of Shares for Partnership Units pursuant to Section 8.6 would not be considered a sale for such purposes); and (ii) if such Shares are not retransferred by the General Partner within thirty (30) days after the purchase thereof, or the General Partner otherwise determines not to retransfer such Shares, the General Partner shall cause the Partnership to redeem a number of Partnership Units held by the General Partner equal to the number of such Shares, as adjusted (x) pursuant to Section 7.5 (in the event the General Partner acquires material assets, other than on behalf of the Partnership) and (y) for stock dividends and distributions, stock splits and subdivisions, reverse stock splits and combinations, distributions of rights, warrants or options, and distributions of evidences of indebtedness or assets relating to assets not received by the General Partner pursuant to a pro rata distribution by the Partnership (in which case such advancement or reimbursement of expenses shall be treated as having been made as a distribution in redemption of such number of Partnership Units held by the General Partner).

D. As set forth in Section 4.3, the General Partner shall be treated as having made a Capital Contribution in the amount of all expenses that it incurs relating to the General Partner’s offering of shares of capital stock of the General Partner or New Securities.

E. If, and to the extent, any reimbursements to the General Partner pursuant to this Section 7.4 constitute gross income of the General Partner (as opposed to the repayment of advances made by the General Partner on behalf of the Partnership), such amounts shall constitute guaranteed payments within the meaning of Section 707(c) of the Code, shall be treated consistently therewith by the Partnership and all Partners, and shall not be treated as distributions for purposes of computing the Partners’ Capital Accounts.

Section 7.5 Outside Activities of the General Partner.

A. Except in connection with a transaction authorized in Section 11.2, without the Consent of the Limited Partners, the General Partner shall not, directly or indirectly, enter into or conduct any business, other than in connection with the ownership, acquisition and disposition of Partnership Interests as a General Partner and the management of the business of the Partnership, its operation as a public reporting company with a class (or classes) of securities registered under the Exchange Act, and such activities as are incidental to the same. Without the Consent of the Limited Partners, the General Partner shall not, directly or indirectly, participate in or otherwise acquire any interest in any real or personal property, except its General Partner Interest, its minority interest in any Subsidiary Partnership(s) (held directly or indirectly) that the General Partner holds in order to maintain such Subsidiary Partnership’s status as a partnership, and such bank accounts, similar instruments or other short-term investments as it deems necessary to carry out its responsibilities contemplated under this Agreement and the Charter. In the event the General Partner desires to contribute cash to any Subsidiary Partnership to acquire or maintain an interest of 1% or less in the capital of such partnership, the General Partner may acquire or maintain an interest of 1% or less in the capital of such partnership, and the General Partner may acquire such cash from the Partnership as a loan or in exchange for a reduction in the General Partner’s Partnership Units, in an amount equal to the amount of such cash divided by the Fair Market Value of a Share on the day such cash is received by the General Partner. Notwithstanding the foregoing, the General Partner may acquire Properties in exchange for Shares, to the extent such Properties are immediately contributed by the General Partner to the Partnership, pursuant to the terms described in Section 4.3.D. Any Limited Partner Interests acquired by the General Partner, whether pursuant to exercise by a Limited Partner of its right of Redemption, or otherwise, shall be automatically converted into a General Partner Interest comprised of an identical number of Partnership Units with the same rights, priorities and preferences as the class or series so acquired. If, at any time, the General Partner acquires material assets (other than on behalf of the Partnership) the definition of “Shares Amount” and the definition of “Deemed Value of Partnership Interests” shall be adjusted, as reasonably determined by the General Partner, to reflect the relative Fair Market Value of a share of capital stock of the General Partner relative to the Deemed Partnership Interest Value of the related Partnership Unit. The General Partner’s General Partner Interest in the Partnership, its minority interest in any Subsidiary Partnership(s) (held directly or indirectly) that the General Partner holds in order to maintain such Subsidiary Partnership’s status as a partnership, and interests in such short-term liquid investments, bank accounts or similar instruments as the General Partner deems necessary to carry out its responsibilities contemplated under this Agreement and the Charter are interests which the General Partner is permitted to acquire and hold for purposes of this Section 7.5.A.

B. In the event the General Partner exercises its rights under the Charter to purchase capital stock of the General Partner or New Securities, as the case may be, then the General Partner shall cause the Partnership to purchase from it a number of Partnership Units equal to the number of shares of capital stock of the General Partner or New Securities, as the case may be, so purchased on the same terms that the General Partner purchased such capital stock of the General Partner or New Securities, as the case may be.

Section 7.6 Contracts with Affiliates.

A. The Partnership may lend or contribute to Persons in which it has an equity investment, and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Person.

B. Except as provided in Section 7.5.A, the Partnership may transfer assets to joint ventures, other partnerships, limited liability companies, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law as the General Partner in its sole discretion deems advisable.

C. The General Partner, in its sole and absolute discretion and without the approval of the Limited Partners, may propose and adopt on behalf of the Partnership employee benefit plans funded by the Partnership for the benefit of employees of the General Partner, the Partnership, Subsidiaries of the Partnership or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Partnership, the General Partner, or any of the Partnership’s Subsidiaries. The General Partner also is expressly authorized to cause the Partnership to issue to it Partnership Units corresponding to Shares issued by the General Partner pursuant to any Stock Plan or any similar or successor plan and to repurchase such Partnership Units from the General Partner to the extent necessary to permit the General Partner to repurchase such Shares in accordance with such plan.

D. Except as expressly permitted by this Agreement, neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are determined by the General Partner in good faith to be fair and reasonable.

E. The General Partner is expressly authorized to enter into, in the name and on behalf of the Partnership, a right of first opportunity arrangement and other conflict avoidance agreements with various Affiliates of the Partnership and the General Partner, on such terms as the General Partner, in its sole and absolute discretion, believes are advisable.

Section	7.7 Indemnification.

A. To the fullest extent permitted by law, the Partnership shall indemnify an Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership as set forth in this Agreement in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith, fraud or was the result of active and deliberate dishonesty; (ii) the Indemnitee actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise, for any indebtedness of the Partnership or any Subsidiary of the Partnership (including, without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken subject to), and the General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.7 in favor of any Indemnitee having or potentially having liability for any such indebtedness. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.7.A. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or any entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnitee acted in a manner contrary to that specified in this Section 7.7.A. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership, and any insurance proceeds from the liability policy covering the General Partner and any Indemnitee, and neither the General Partner nor any Limited Partner shall have any obligation to contribute to the capital of the Partnership or otherwise provide funds to enable the Partnership to fund its obligations under this Section 7.7, except to the extent otherwise expressly agreed to by such Partner and the Partnership.

B. Reasonable expenses incurred by an Indemnitee who is a party to a proceeding may be paid or reimbursed by the Partnership in advance of the final disposition of the proceeding upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this Section 7.7 has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

C. The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity unless otherwise provided in a written agreement pursuant to which such Indemnitee is indemnified.

D. The Partnership may, but shall not be obligated to, purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

E. For purposes of this Section 7.7, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of Section 7.7; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.

F. In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

G. An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

H. The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.7 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Partnership’s liability to any Indemnitee under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

I. If and to the extent any reimbursements to the General Partner pursuant to this Section 7.7 constitute gross income of the General Partner (as opposed to the repayment of advances made by the General Partner on behalf of the Partnership) such amounts shall constitute guaranteed payments within the meaning of Section 707(c) of the Code, shall be treated consistently therewith by the Partnership and all Partners, and shall not be treated as distributions for purposes of computing the Partners’ Capital Accounts.

J. Any indemnification hereunder is subject to, and limited by, the provisions of Section 10-107 of the Act.

K. In the event the Partnership is made a party to any litigation or otherwise incurs any loss or expense as a result of or in connection with any Partner’s personal obligations or liabilities unrelated to Partnership business, such Partner shall indemnify and reimburse the Partnership for all such loss and expense incurred, including legal fees, and the Partnership interest of such Partner may be charged therefor. The liability of a Partner under this Section 7.7.K shall not be limited to such Partner’s Partnership Interest, but shall be enforceable against such Partner personally.

Section 7.8 Liability of the General Partner.

A. Notwithstanding anything to the contrary set forth in this Agreement, none of the General Partner nor any of its officers, directors, agents or employees shall be liable or accountable in damages or otherwise to the Partnership, any Partners or any Assignees, or their successors or assigns, for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or any act or omission if the General Partner acted in good faith.

B. The Limited Partners expressly acknowledge that the General Partner is acting for the benefit of the Partnership, the Limited Partners and the General Partner’s stockholders collectively. The General Partner is under no obligation to give priority to the separate interests of the Limited Partners or the General Partner’s stockholders (including, without limitation, the tax consequences to Limited Partners or Assignees or to stockholders) in deciding whether to cause the Partnership to take (or decline to take) any actions. If there is a conflict between the interests of the stockholders of the General Partner on one hand and the Limited Partners on the other, the General Partner shall endeavor in good faith to resolve the conflict in a manner not adverse to either the stockholders of the General Partner or the Limited Partners; provided, however, that if and for so long as the General Partner owns a controlling interest in the Partnership, any such conflict that cannot be resolved in a manner not adverse to either the stockholders of the General Partner or the Limited Partners shall be resolved in favor of the stockholders. The General Partner shall not be liable under this Agreement to the Partnership or to any Partner for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions; provided, that the General Partner has acted in good faith.

C. Subject to its obligations and duties as General Partner set forth in Section 7.1.A, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

D. Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the General Partner and any of its officers, directors, agents and employee’s liability to the Partnership and the Limited Partners under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 7.9 Other Matters Concerning the General Partner.

A. The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

B. The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters which such General Partner reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

C. The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the General Partner hereunder.

Section 7.10 Title to Partnership Assets.

Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partners, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

Section	7.11 Reliance by Third Parties.

Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if it were the Partnership’s sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies which may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

ARTICLE 8.

RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

Section	8.1 Limitation of Liability.

The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement or under the Act.

Section	8.2 Management of Business.

No Limited Partner or Assignee (other than the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such) shall take part in the operations, management or control (within the meaning of the Act) of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

Section 8.3 Outside Activities of Limited Partners.

Subject to any agreements entered into by a Limited Partner or its Affiliates with the General Partner, Partnership or a Subsidiary, any Limited Partner and any officer, director, employee, agent, trustee, Affiliate or stockholder of any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership or that are enhanced by the activities of the Partnership. Neither the Partnership nor any Partners shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee. Subject to such agreements, none of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any other Person, other than the Limited Partners benefiting from the business conducted by the General Partner, and such Person shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures to the Partnership, any Limited Partner or any such other Person, even if such opportunity is of a character which, if presented to the Partnership, any Limited Partner or such other Person, could be taken by such Person.

Section	8.4 Return of Capital.

Except pursuant to the rights of Redemption set forth in Section 8.6, no Limited Partner shall be entitled to the withdrawal or return of his or her Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Partnership as provided herein. Except as expressly set forth herein, no Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee either as to the return of Capital Contributions, or otherwise expressly provided in this Agreement, or as to profits, losses, distributions or credits.

Section 8.5 Rights of Limited Partners Relating to the Partnership.

A. In addition to other rights provided by this Agreement or by the Act, and except as limited by Section 8.5.C, each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner’s interest as a limited partner in the Partnership, upon written demand with a statement of the purpose of such demand and at such Limited Partner’s expense:

(1) to obtain a copy of the most recent annual and quarterly reports filed with the Securities and Exchange Commission by the General Partner pursuant to the Securities Exchange Act, and each communication sent to the stockholders of the General Partner;

(2) to obtain a copy of the Partnership’s federal, state and local income tax returns for each Partnership Year;

(3) to obtain a current list of the name and last known business, residence or mailing address of each Partner;

(4) to obtain a copy of this Agreement and the Certificate and all amendments thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate and all amendments thereto have been executed; and

(5) to obtain true and full information regarding the amount of cash and a description and statement of any other property or services contributed by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a Partner.

B. The Partnership shall notify each Limited Partner in writing of any adjustment made in the calculation of the Shares Amount within a reasonable time after the date such change becomes effective.

C. Notwithstanding any other provision of this Section 8.5, the General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determines in its sole and absolute discretion to be reasonable, any information that (i) the General Partner believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or (ii) the Partnership or the General Partner is required by law or by agreements with unaffiliated third parties to keep confidential.

Section	8.6 Redemption Rights.

A. On or after the date fourteen (14) months after the Effective Date, with respect to the Partnership Units acquired on or contemporaneously with the Effective Date, or on or after such later date as expressly provided in an agreement entered into between the Partnership and any Limited Partner, each Limited Partner shall have the right (subject to the terms and conditions set forth herein, including without limitation Section 4.4.B, and in any other such agreement, as applicable) to require the Partnership to redeem all or a portion of the Partnership Units held by such Limited Partner (such Partnership Units being hereafter referred to as “Tendered Units”) in return for the Cash Amount (a “Redemption”); provided that the terms of such Partnership Units do not provide that such Partnership Units are not entitled to a right of Redemption. Unless otherwise expressly provided in this Agreement or in a separate agreement entered into between the Partnership and the holders of such Partnership Units, all Partnership Units shall be entitled to a right of Redemption hereunder. The Tendering Partner shall have no right, with respect to any Partnership Units so redeemed, to receive any distributions paid on or after the Specified Redemption Date. Any Redemption shall be exercised pursuant to a Notice of Redemption delivered to the General Partner by the Limited Partner who is exercising the right (the “Tendering Partner”). The Cash Amount shall be payable to the Tendering Partner within ten (10) days of the Specified Redemption Date.

B. Notwithstanding Section 8.6.A above, a Tendering Partner has delivered to the General Partner a Notice of Redemption, then the General Partner may, in its sole and absolute discretion elect to acquire some or all of the Tendered Units from the Tendering Partner in exchange for the Shares Amount (as of the Specified Redemption Date) and, if the General Partner so elects, the Tendering Partner shall sell the Tendered Units to the General Partner in exchange for the Shares Amount. In such event, the Tendering Partner shall have no right to cause the Partnership to redeem such Tendered Units. The General Partner shall promptly give such Tendering Partner written notice of its election to redeem the Tendered Units for the Cash Amount or to exchange the Tendered Units for the Shares Amount, and the Tendering Partner may elect to withdraw its redemption request at any time prior to the acceptance of the Cash Amount or Shares Amount by such Tendering Partner.

The Shares Amount, if applicable, shall be delivered as duly authorized, validly issued, fully paid and nonassessable Shares and, if applicable, free of any pledge, lien, encumbrance or restriction, other than those provided in the Charter, the Bylaws of the General Partner, the Securities Act, relevant state securities or blue sky laws and any applicable registration rights agreement with respect to such Shares entered into by the Tendering Partner. Notwithstanding any delay in such delivery (but subject to Section 8.6.E), the Tendering Partner shall be deemed the owner of such Shares for all purposes, including without limitation, rights to vote or consent, and receive dividends, as of the Specified Redemption Date.

C. Each Limited Partner covenants and agrees with the General Partner that all Tendered Units shall be delivered to the General Partner free and clear of all liens, claims and encumbrances whatsoever and should any such liens, claims and/or encumbrances exist or arise with respect to such Tendered Units, the General Partner shall be under no obligation to acquire the same. Each Limited Partner further agrees that, in the event any state or local property transfer tax is payable as a result of the transfer of its Tendered Units to the General Partner (or its designee), such Limited Partner shall assume and pay such transfer tax.

D. Notwithstanding anything herein to the contrary (but subject to this Section 8.6.D), with respect to any Redemption or exchange for Shares pursuant to this Section 8.6:

(1) All Partnership Units acquired by the General Partner pursuant thereto shall automatically, and without further action required, be converted into and deemed to be General Partner Interests comprised of the same number and class of Partnership Units.

(2) Without the consent of the General Partner, each Limited Partner may not effect a Redemption for less than 1,000 Partnership Units or, if the Limited Partner holds less than 1,000 Partnership Units, all of the Partnership Units held by such Limited Partner.

(3) Without the consent of the General Partner, each Limited Partner may not effect a Redemption during the period after the Partnership Record Date with respect to a distribution and before the record date established by the General Partner for a distribution to its stockholders of some or all of its portion of such distribution.

(4) The consummation of any Redemption or exchange for Shares shall be subject to the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

(5) Each Tendering Partner shall continue to own all Partnership Units subject to any Redemption or exchange for Shares, and be treated as a Limited Partner with respect to such Partnership Units for all purposes of this Agreement, until such Partnership Units are transferred to the General Partner and paid for or exchanged on the Specified Redemption Date. Until a Specified Redemption Date, the Tendering Partner shall have no rights as a stockholder of the General Partner with respect to such Tendering Partner’s Partnership Units.

E. In the event that the Partnership issues additional Partnership Interests to any Additional Limited Partner pursuant to Section 4.3.B, the General Partner shall make such revisions to this Section 8.6 as it determines are necessary to reflect the issuance of such additional Partnership Interests.

Section 8.7 Special Provisions Applicable to Paired Partnership Units.

Notwithstanding anything to the contrary contained herein and in addition to the restrictions on transfer of Partnership Interests set forth in Article 11 hereof, until the limitation on transfer with respect to the Paired Partnership Units provided for in the Pairing Agreement shall be terminated:

A. No Paired Partnership Unit shall be transferable, and no Paired Partnership Unit shall be transferred on the books of the Partnership, except in accordance with the provisions of the Pairing Agreement.

B. A legend, in the form set forth on Exhibit E hereto, shall be placed on the face of each certificate evidencing ownership of Paired Partnership Units referring to the restrictions on transfer set forth in this Section 8.7.

Section 8.8 Conversion of Incentive Units.

A. Each Incentive Unit holder shall have the right (the “Conversion Right”), at his or her option, at any time to convert all or a portion of his or her Vested Incentive Units into Initial Partnership Units; provided, however, that a holder may not exercise the Conversion Right for less than 15,000 Vested Incentive Units or, if such holder holds less than 15,000 Vested Incentive Units, all of the Vested Incentive Units held by such holder. Incentive Unit holders shall not have the right to convert Unvested Incentive Units into Initial Partnership Units until they become Vested Incentive Units; provided, however, that when a Incentive Unit holder is notified of the expected occurrence of an event that will cause his or her Unvested Incentive Units to become Vested Incentive Units, such Incentive Unit holder may give the Partnership a Conversion Notice conditioned upon and effective as of the time of vesting and such Conversion Notice, unless subsequently revoked by the Incentive Unit holder, shall be accepted by the Partnership subject to such condition. The General Partner shall have the right at any time to cause a conversion of Vested Incentive Units into Initial Partnership Units. In all cases, the conversion of any Incentive Units into Initial Partnership Units shall be subject to the conditions and procedures set forth in this Section 8.8.

B. A holder of Vested Incentive Units may convert such Units into an equal number of fully paid and non-assessable Initial Partnership Units, giving effect to all adjustments (if any) made pursuant to Section 4.4.B. Notwithstanding the foregoing, in no event may a holder of Vested Incentive Units convert a number of Vested Incentive Units that exceeds (x) the Economic Capital Account Balance of such Limited Partner, to the extent attributable to its ownership of Incentive Units, divided by (y) the Initial Unit Economic Balance, in each case as determined as of the effective date of conversion (the “Capital Account Limitation”). In order to exercise his or her Conversion Right, the Incentive Unit holder shall deliver a notice (a “Conversion Notice”) in the form attached hereto as Exhibit C to the Partnership (with a copy to the General Partner) not less than 10 nor more than 60 days prior to a date (the “Conversion Date”) specified in such Conversion Notice; provided, however, that if the General Partner has not given to the Incentive Unit holders notice of a proposed or upcoming Transaction (as defined below) at least thirty (30) days prior to the effective date of such Transaction, then the Incentive Unit holders shall have the right to deliver a Conversion Notice until the earlier of (x) the tenth (10th) day after such notice from the General Partner of a Transaction or (y) the third business day immediately preceding the effective date of such Transaction. A Conversion Notice shall be provided in the manner provided in Section 15.1. Each Incentive Unit holder covenants and agrees with the Partnership that all Vested Incentive Units to be converted pursuant to this Section 8.8.B shall be free and clear of all liens. Notwithstanding anything herein to the contrary, a holder of Incentive Units may deliver a Notice of Redemption pursuant to Section 8.6.A relating to those Initial Partnership Units that will be issued to such holder upon conversion of such Incentive Units into Initial Partnership Units in advance of the Conversion Date; provided, however, that the redemption of such Initial Partnership Units by the Partnership shall in no event take place until after the Conversion Date. For clarity, it is noted that the objective of this paragraph is to put an Incentive Unit holder in a position where, if he or she so wishes, the Initial Partnership Units into which his or her Vested Incentive Units will be converted can be redeemed by the Partnership simultaneously with such Conversion, with the further consequence that, if the Company elects to assume the Partnership’s redemption obligation with respect to such Initial Partnership Units under Section 8.6.B of the Partnership Agreement by delivering to such holder the Shares Amount rather than the Cash Amount, then such holder can have the Shares comprising the Shares Amount issued to him or her simultaneously with the conversion of his or her Vested Incentive Units into Initial Partnership Units. The General Partner shall cooperate with an Incentive Unit holder to coordinate the timing of the different events described in the foregoing sentence.

C. The Partnership, at any time at the election of the General Partner, may cause any number of Vested Incentive Units held by an Incentive Unit holder to be converted (a “Forced Conversion”) into an equal number of Initial Partnership Units, giving effect to all adjustments (if any) made pursuant to Section 4.4.B; provided, however, that the Partnership may not cause a Forced Conversion of any Incentive Units that would not at the time be eligible for conversion at the option of such Incentive Unit holder pursuant to Section 8.8.B. In order to exercise its right of Forced Conversion, the Partnership shall deliver a notice (a “Forced Conversion Notice”) in the form attached as Exhibit D to the applicable Incentive Unit holder not less than 10 nor more than 60 days prior to the Conversion Date specified in such Forced Conversion Notice. A Forced Conversion Notice shall be provided in the manner provided in Section 15.1.

D. A conversion of Vested Incentive Units for which the holder thereof has given a Conversion Notice or the Partnership has given a Forced Conversion Notice shall occur automatically after the close of business on the applicable Conversion Date without any action on the part of such Incentive Unit holder, as of which time such Incentive Unit holder shall be credited on the books and records of the Partnership with the issuance as of the opening of business on the next day of the number of Initial Partnership Units issuable upon such conversion. After the conversion of Incentive Units as aforesaid, the Partnership shall deliver to such Incentive Unit holder, upon his or her written request, a certificate of the General Partner certifying the number of Initial Partnership Units and remaining Incentive Units, if any, held by such person immediately after such conversion. The Assignee of any Limited Partner pursuant to Section 11 hereof may exercise the rights of such Limited Partner pursuant to this Section 8.8 and such Limited Partner shall be bound by the exercise of such rights by the Assignee.

E. For purposes of making future allocations under Section 6.4.C and applying the Capital Account Limitation, the portion of the Economic Capital Account balance of the applicable Incentive Unit holder that is treated as attributable to his or her Incentive Units shall be reduced, as of the date of conversion, by the product of the number of Incentive Units converted and the Initial Unit Economic Balance.

F. If the Partnership or the General Partner shall be a party to any transaction (including, without limitation, a merger, consolidation, unit exchange, self tender offer for all or substantially all the Common Units or other business combination or reorganization, or sale of all or substantially all of the Partnership’s assets, but excluding any transaction which constitutes an Adjustment Event), in each case as a result of which Initial Partnership Units shall be exchanged for or converted into the right, or the holders of such Initial Partnership Units shall otherwise be entitled, to receive cash, securities or other property or any combination thereof (each of the foregoing being referred to herein as a “Transaction”), then the General Partner shall, immediately prior to the Transaction, exercise its right to cause a Forced Conversion with respect to the maximum number of Incentive Units then eligible for conversion, taking into account any allocations that occur in connection with the Transaction or that would occur in connection with the Transaction if the assets of the Partnership were sold at the Transaction price or, if applicable, at a value determined by the General Partner in good faith using the value attributed to the Initial Partnership Units in the context of the Transaction (in which case the Conversion Date shall be the effective date of the Transaction). In anticipation of such Forced Conversion and the consummation of the Transaction, the Partnership shall use commercially reasonable efforts to cause each Incentive Unit holder to be afforded the right to receive in connection with such Transaction in consideration for the Initial Partnership Units into which his or her Incentive Units will be converted the same kind and amount of cash, securities and other property (or any combination thereof) receivable upon the consummation of such Transaction by a holder of the same number of Initial Partnership Units, assuming such holder of Initial Partnership Units is not a Person with which the Partnership consolidated or into which the Partnership merged or which merged into the Partnership or to which such sale or transfer was made, as the case may be (a “Constituent Person”), or an Affiliate of a Constituent Person. In the event that holders of Initial Partnership Units have the opportunity to elect the form or type of consideration to be received upon consummation of the Transaction, prior to such Transaction the General Partner shall give prompt written notice to each Incentive Unit holder of such election, and shall use commercially reasonable efforts to afford the Incentive Unit holders the right to elect, by written notice to the General Partner, the form or type of consideration to be received upon conversion of each Incentive Unit held by such holder into Initial Partnership Units in connection with such Transaction. If an Incentive Unit holder fails to make such an election, such holder (and any of its transferees) shall receive upon conversion of each Incentive Unit held him or her (or by any of his or her transferees) the same kind and amount of consideration that a holder of a Initial Partnership Unit would receive if such Initial Partnership Unit holder failed to make such an election. Subject to the rights of the Partnership and the Company under any Award Agreement and the Plan, including with respect to recapitalizations, mergers and substitute awards, the Partnership shall use commercially reasonable efforts to cause the terms of any Transaction to be consistent with the provisions of this Section 8.8.F and to enter into an agreement with the successor or purchasing entity, as the case may be, for the benefit of any Incentive Unit holders whose Incentive Units will not be converted into Initial Partnership Units in connection with the Transaction that will (i) contain provisions enabling the holders of Incentive Units that remain outstanding after such Transaction to convert their Incentive Units into securities as comparable as reasonably possible under the circumstances to the Initial Partnership Units and (ii) preserve as far as reasonably possible under the circumstances the distribution, special allocation, conversion, and other rights set forth in this Agreement for the benefit of the Incentive Unit holders.

Section 8.9 Voting Rights Of Incentive Units.

Incentive Unit holders shall(a) have those voting rights required from time to time by applicable law, if any, (b) have the same voting rights as a holder of Initial Partnership Units, with the Incentive Units voting as a single class with the Initial Partnership Units and having one vote per Incentive Unit; and (c) have the additional voting rights that are expressly set forth below. So long as any Incentive Units remain outstanding, the Partnership shall not, without the affirmative vote of the holders of at least a majority of the Incentive Units outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), amend, alter or repeal, whether by merger, consolidation or otherwise, the provisions of the Partnership Agreement applicable to Incentive Units so as to materially and adversely affect any right, privilege or voting power of the Incentive Units or the Incentive Unit holders as such, unless such amendment, alteration, or repeal affects equally, ratably and proportionately the rights, privileges and voting powers of the holders of Initial Partnership Units; but subject, in any event, to the following provisions:

(i) With respect to any Transaction, so long as the Incentive Units are treated in accordance with Section 8.8.F hereof, the consummation of such Transaction shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the Incentive Units or the Incentive Unit holders as such; and

(ii) Any creation or issuance of any Partnership Units or of any class or series of Partnership Interests, including without limitation, additional Initial Partnership Units, Incentive Units or preferred Partnership Units, whether ranking senior to, junior to, or on a parity with the Incentive Units with respect to distributions and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the Incentive Units or the Incentive Unit holders as such.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required will be effected, all outstanding Incentive Units shall have been converted into Initial Partnership Units.

ARTICLE 9.

BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 9.1 Records and Accounting.

The General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership’s business, including without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 9.3. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on, or be in the form of any information storage device, provided, that the records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles.

Section	9.2 Partnership Year.

The Partnership Year of the Partnership shall be the calendar year.

Section 9.3 Reports.

A. As soon as practicable, but in no event later than 105 days after the close of each Partnership Year, or such earlier date as they are filed with the Securities and Exchange Commission, the General Partner shall cause to be mailed to each Limited Partner as of the close of the Partnership Year, an annual report containing financial statements of the Partnership, or of the General Partner if such statements are prepared solely on a consolidated basis with the General Partner, for such Partnership Year, presented in accordance with generally accepted accounting principles, such statements to be audited by a nationally recognized firm of independent public accountants selected by the General Partner.

B. As soon as practicable, but in no event later than 45 days after the close of each calendar quarter (except the last calendar quarter of each year), or such earlier date as they are filed with the Securities and Exchange Commission, the General Partner shall cause to be mailed to each Limited Partner as of the last day of the calendar quarter, a report containing unaudited financial statements of the Partnership, or of the General Partner, if such statements are prepared solely on a consolidated basis with the applicable law or regulation, or as the General Partner determines to be appropriate.

Section 9.4 Nondisclosure of Certain Information.

Notwithstanding the provisions of Sections 9.1 and 9.3, the General Partner may keep confidential from the Limited Partners any information that the General Partner believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interest of the Partnership or which the Partnership is required by law or by agreements with unaffiliated third parties to keep confidential.

ARTICLE 10.

TAX MATTERS

Section 10.1 Preparation of Tax Returns.

The General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable efforts to furnish, within 90 days of the close of each taxable year, the tax information reasonably required by Limited Partners for federal and state income tax reporting purposes. Each Limited Partner shall promptly provide the General Partner with any information reasonably requested by the General Partner relating to any Contributed Property contributed (directly or indirectly) by such Limited Partner to the Partnership.

Section 10.2 Tax Elections.

Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code, including the election under Section 754 of the Code. The General Partner shall have the right to seek to revoke any such election (including without limitation, any election under Section 754 of the Code) upon the General Partner’s determination in its sole and absolute discretion that such revocation is the best interests of the Partners.

Section 10.3 Tax Matters Partner.

A. The General Partner shall be the “tax matters partner” of the Partnership for federal income tax purposes. Pursuant to Section 6223(c) of the Code, upon receipt of notice from the IRS of the beginning of an administrative proceeding with respect to the Partnership, the tax matters partner shall furnish the IRS with the name, address and profit interest of each of the Limited Partners and Assignees; provided, however, that such information is provided to the Partnership by the Limited Partners and Assignees.

B. The tax matters partner is authorized, but not required:

(1) to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a “tax audit” and such judicial proceedings being referred to as “judicial review”), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Partners, except that such settlement agreement shall not bind any Partner (i) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner or (ii) who is a “notice partner” (as defined in Section 6231 of the Code) or a member of a “notice group” (as defined in Section 6223(b)(2) of the Code);

(2) in the event that a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a “final adjustment”) is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court or the United States Claims Court, or the filing of a complaint for refund with the District Court of the United States for the district in which the Partnership’s principal place of business is located;

(3) to intervene in any action brought by any other Partner for judicial review of a final adjustment;

(4) to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

(5) to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; and

(6) to take any other action on behalf of the Partners of the Partnership in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner and the provisions relating to indemnification of the General Partner set forth in Section 7.7 shall be fully applicable to the tax matters partner in its capacity as such.

C. The tax matters partner shall receive no compensation for its services. All third party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees) shall be borne by the Partnership. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm to assist the tax matters partner in discharging its duties hereunder, so long as the compensation paid by the Partnership for such services is reasonable.

Section 10.4 Organizational Expenses.

The Partnership shall elect to deduct expenses, if any, incurred by it in organizing the Partnership ratably over a 60-month period as provided in Section 709 of the Code.

Section 10.5 Withholding.

Each Limited Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Limited Partner any amount of federal, state, local, or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Sections 1441, 1442, 1445 or 1446 of the Code. Any amount paid on behalf of or with respect to a Limited Partner shall constitute a receivable of the Partnership from such Limited Partner, which receivable shall be paid by such Limited Partner within 15 days after notice from the General Partner that such payment must be made unless (i) the Partnership withholds such payment from a distribution which would otherwise be made to the Limited Partner or (ii) the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Partnership which would, but for such payment, be distributed to the Limited Partner. Any amounts withheld pursuant to the foregoing clauses (i) or (ii) shall be treated as having been distributed to such Limited Partner. Each Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner’s Partnership Interest to secure such Limited Partner’s obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 10.5. Any amounts payable by a Limited Partner hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal, plus two percentage points (but not higher than the maximum lawful rate) from the date such amount is due (i.e., 15 days after demand) until such amount is paid in full. Each Limited Partner shall take such actions as the Partnership or the General Partner shall request in order to perfect or enforce the security interest created hereunder.

ARTICLE 11.

TRANSFERS AND WITHDRAWALS

Section 11.1 Transfer.

A. The term “transfer,” when used in this Article 11 with respect to a Partnership Interest, shall be deemed to refer to a transaction by which the General Partner purports to assign its General Partner Interest to another Person or by which a Limited Partner purports to assign its Limited Partner Interest to another Person, and includes a sale, assignment, gift (outright or in trust), pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise. The term “transfer” when used in this Article 11 does not include any Redemption or exchange for Shares pursuant to Section 8.6 except as otherwise provided herein. No part of the interest of a Limited Partner shall be subject to the claims of any creditor, any spouse for alimony or support, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement or consented to by the General Partner.

B. No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article 11 and in accordance with the limitations and requirements of the Pairing Agreement in connection with the transfer of any Paired Partnership Units. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article 11 shall be null and void ab initio unless otherwise consented by the General Partner in its sole and absolute discretion.

Section 11.2 Transfer of General Partner’s Partnership Interest.

A. Except in connection with a Termination Transaction permitted under Section 11.2.B, the General Partner shall not withdraw from the Partnership and shall not transfer all or any portion of its interest in the Partnership (whether by sale, statutory merger or consolidation, liquidation or otherwise) without the Consent of the Limited Partners, which may be given or withheld by each Limited Partner in its sole and absolute discretion, and only upon the admission of a successor General Partner pursuant to Section 12.1. Upon any transfer of a Partnership

Interest in accordance with the provisions of this Section 11.2, the transferee shall become a Substitute General Partner for all purposes herein, and shall be vested with the powers and rights of the transferor General Partner, and shall be liable for all obligations and responsible for all duties of the General Partner, once such transferee has executed such instruments as may be necessary to effectuate such admission and to confirm the agreement of such transferee to be bound by all the terms and provisions of this Agreement with respect to the Partnership Interest so acquired. It is a condition to any transfer otherwise permitted hereunder that the transferee assumes, by operation of law or express agreement, all of the obligations of the transferor General Partner under this Agreement with respect to such transferred Partnership Interest, and no such transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor General Partner are assumed by a successor corporation by operation of law) shall relieve the transferor General Partner of its obligations under this Agreement without the Consent of the Limited Partners, in their reasonable discretion. In the event the General Partner withdraws from the Partnership, in violation of this Agreement or otherwise, or otherwise dissolves or terminates, or upon the Incapacity of the General Partner, all of the remaining Partners may elect to continue the Partnership business by selecting a Substitute General Partner in accordance with the Act.

B. The General Partner shall not engage in any merger, consolidation or other combination with or into another person, sale of all or substantially all of its assets or any reclassification, recapitalization or change of its outstanding equity interests (“Termination Transaction”) unless (1) the Termination Transaction has been approved by a Consent of the Partners and (2) either clause (a) or (b) below is satisfied:

(a) in connection with such Termination Transaction all Limited Partners either will receive, or will have the right to elect to receive, for each Partnership Unit an amount of cash, securities, or other property equal to the product of the Shares Amount and the greatest amount of cash, securities or other property paid to a holder of one Share in consideration of one Share at any time during the period commencing upon and continuing after the date on which the Termination Transaction is consummated; provided, that, if, in connection with the Termination Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than fifty percent (50%) of the outstanding Shares, each holder of Partnership Units shall receive, or shall have the right to elect to receive, the greatest amount of cash, securities, or other property which such holder would have received had it exercised its right to Redemption (as set forth in Section 8.6) and received Shares in exchange for its Partnership Units immediately prior to the expiration of such purchase, tender or exchange offer and had thereupon accepted such purchase, tender or exchange offer and then such Termination Transaction shall have been consummated; or

(b) the following conditions are met: (i) substantially all of the assets directly or indirectly owned by the surviving entity are held directly or indirectly by the Partnership or another limited partnership or limited liability company which is the survivor of a merger, consolidation or combination of assets with the Partnership (in each case, the “Surviving Partnership”); (ii) the holders of Partnership Units own a percentage interest of the Surviving Partnership based on the relative fair market value of the net assets of the Partnership and the other net assets of the Surviving Partnership immediately prior to the consummation of such transaction; (iii) the rights, preferences and privileges of such holders in the Surviving

Partnership are at least as favorable as those in effect immediately prior to the consummation of such transaction and as those applicable to any other limited partners or non-managing members of the Surviving Partnership; and (iv) such rights of the Limited Partners include at least one of the following: (a) the right to redeem their interests in the Surviving Partnership for the consideration available to such persons pursuant to Section 11.2.B(2)(a); or (b) the right to redeem their Partnership Units for cash on terms equivalent to those in effect with respect to their Partnership Units immediately prior to the consummation of such transaction, or, if the ultimate controlling person of the Surviving Partnership has publicly traded common equity securities, such common equity securities, with an exchange ratio based on the determination of relative fair market value of such securities and the Shares.

Section 11.3 Limited Partners’ Rights to Transfer.

A. Prior to the end of the fourteenth (14th) month after the closing of the initial public offering of Shares, no Limited Partner shall transfer all or any portion of its Partnership Interest to any transferee without the consent of the General Partner, which consent may be withheld in its sole and absolute discretion; provided, however, that subject to Section 4.4.B and any Award Agreement any Limited Partner may, at any time (whether prior to or after such fourteen (14) month period), without the consent of the General Partner, but in compliance with the Pairing Agreement as to any Paired Partnership Units, (i) transfer all or any portion of its Partnership Interest to the General Partner, (ii) transfer all or any portion of its Partnership Interest to an Affiliate, another original Limited Partner or to an Immediate Family Member, subject to the provisions of Section 11.6, (iii) transfer all or any portion of its Partnership Interest to a trust for the benefit of a charitable beneficiary or to a charitable foundation, subject to the provisions of Section 11.6, and (iv) subject to the provisions of Section 11.6, pledge (a “Pledge”) all or any portion of its Partnership Interest to a lending institution, which is not an Affiliate of such Limited Partner, as collateral or security for a bona fide loan or other extension of credit, and transfer such pledged Partnership Interest to such lending institution in connection with the exercise of remedies under such loan or extension or credit, and the transfer of such pledged Partnership Interest by the lender to any transferee. After such fourteen (14) month anniversary, each Limited Partner or Assignee (resulting from a transfer made pursuant to clauses (i)-(iv) of the proviso of the preceding sentence) shall have the right to transfer all or any portion of its Partnership Interest, subject to the provisions of Section 4.4.B and Section 11.6, any Award Agreement and the Pairing Agreement with respect to any Paired Partnership Units, and the satisfaction of each of the following conditions (in addition to the right of each such Limited Partner or Assignee to continue to make any such transfer permitted by clauses (i)-(iv) of such proviso without satisfying either of the following conditions):

(1) General Partner Right of First Refusal. The transferring Partner shall give written notice of the proposed transfer to the General Partner, which notice shall state (i) the identity of the proposed transferee, and (ii) the amount and type of consideration proposed to be received for the transferred Partnership Units. The General Partner shall have ten (10) days upon which to give the transferring Partner notice of its election to acquire the Partnership Units on the proposed terms. If it so elects, it shall purchase the Partnership Units on such terms within ten (10) days after giving notice of such election. If it does not so elect, the transferring Partner may transfer such Partnership Units to a third party, on economic terms no more favorable to the transferee than the proposed terms, subject to the other conditions of this Section 11.3.

(2) Qualified Transferee. Any transfer of a Partnership Interest shall be made only to Qualified Transferees.

It is a condition to any transfer otherwise permitted hereunder that the transferee assumes by operation of law or express agreement all of the obligations of the transferor Limited Partner under this Agreement with respect to such transferred Partnership Interest and no such transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor Partner are assumed by a successor corporation by operation of law) shall relieve the transferor Partner of its obligations under this Agreement without the approval of the General Partner, in its reasonable discretion. Notwithstanding the foregoing, any transferee of any transferred Partnership Interest shall be subject to the representations in Section 3.4.E. Any transferee, whether or not admitted as a Substituted Limited Partner, shall take subject to the obligations of the transferor hereunder. Unless admitted as a Substitute Limited Partner, no transferee, whether by a voluntary transfer, by operation of law or otherwise, shall have any rights hereunder, other than the rights of an Assignee as provided in Section 11.5.

B. If a Limited Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator, or receiver of such Limited Partner’s estate shall have all the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners, for the purpose of settling or managing the estate, and such power as the Incapacitated Limited Partner possessed to transfer all or any part of his or its interest in the Partnership. The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

C. The General Partner may prohibit any transfer otherwise permitted under Section 11.3 by a Limited Partner of his or her Partnership Units if, in the opinion of legal counsel to the Partnership, such transfer would require the filing of a registration statement under the Securities Act by the Partnership or would otherwise violate any federal or state securities laws or regulations applicable to the Partnership or the Partnership Unit.

Section 11.4 Substituted Limited Partners.

A. No Limited Partner shall have the right to substitute a transferee as a Limited Partner in his or her place (including any transferee permitted by Section 11.3). The General Partner shall, however, have the right to consent to the admission of a transferee of the interest of a Limited Partner pursuant to this Section 11.4 as a Substituted Limited Partner, which consent may be given or withheld by the General Partner in its sole and absolute discretion. The General Partner’s failure or refusal to permit a transferee of any such interests to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or any Partner.

B. A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article 11 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement. The admission of any transferee as a Substituted Limited Partner shall be subject to the transferee executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement (including without limitation, the provisions of Section 2.4 and such other documents or instruments as may be required to effect the admission), each in form and substance satisfactory to the General Partner) and the acknowledgment by such transferee that each of the representations and warranties set forth in Section 3.4 are true and correct with respect to such transferee as of the date of the transfer of the Partnership Interest to such transferee and will continue to be true to the extent required by such representations and warranties.

C. Upon the admission of a Substituted Limited Partner, the General Partner shall amend Exhibit A to reflect the name, address, number of Partnership Units, and Percentage Interest of such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address and interest of the predecessor of such Substituted Limited Partner.

Section 11.5 Assignees.

If the General Partner, in its sole and absolute discretion, does not consent to the admission of any permitted transferee under Section 11.3 as a Substituted Limited Partner, as described in Section 11.4, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be entitled to all the rights of an assignee of a limited partnership interest under the Act, including the right to receive distributions from the Partnership and the share of Net Income, Net Losses, gain and loss attributable to the Partnership Units assigned to such transferee, the rights to transfer the Partnership Units provided in this Article 11, the right of Redemption provided in Section 8.6, but shall not be deemed to be a holder of Partnership Units for any other purpose under this Agreement, and shall not be entitled to effect a Consent with respect to such Partnership Units on any matter presented to the Limited Partners for approval (such Consent remaining with the transferor Limited Partner). In the event any such transferee desires to make a further assignment of any such Partnership Units, such transferee shall be subject to all the provisions of this Article 11 to the same extent and in the same manner as any Limited Partner desiring to make an assignment of Partnership Units. Notwithstanding anything contained in this Agreement to the contrary, as a condition to becoming an Assignee, any prospective Assignee must first execute and deliver to the Partnership an acknowledgment that each of the representations and warranties set forth in Section 3.4 are true and correct with respect to such prospective Assignee as of the date of the prospective assignment of the Partnership Interest to such prospective Assignee and will continue to be true to the extent required by such representations or warranties.

Section 11.6 General Provisions.

A. No Limited Partner may withdraw from the Partnership other than as a result of (i) a permitted transfer of all of such Limited Partner’s Partnership Units in accordance with this Article 11 and the transferee(s) of such Partnership Units being admitted to the Partnership as a Substituted Limited Partner or (ii) pursuant to the exercise of its right of Redemption of all of such Limited Partner’s Partnership Units under Section 8.6; provided that after such transfer, exchange or redemption such Limited Partner owns no Partnership Units.

B. Any Limited Partner who shall transfer all of such Limited Partner’s Partnership Units in a transfer permitted pursuant to this Article 11 where such transferee was admitted as a Substituted Limited Partner or pursuant to the exercise of its rights of Redemption of all of such Limited Partner’s Partnership Units under Section 8.6 shall cease to be a Limited Partner; provided that after such transfer, exchange or redemption such Limited Partner owns no Partnership Units.

C. Transfers pursuant to this Article 11 may only be made on the first day of a fiscal quarter of the Partnership, unless the General Partner otherwise agrees.

D. If any Partnership Interest is transferred, assigned or redeemed during any quarterly segment of the Partnership’s fiscal year in compliance with the provisions of this Article 11 or transferred or redeemed pursuant to Section 8.6, on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items attributable to such Partnership Interest for such fiscal year shall be divided and allocated between the transferor Partner and the transferee Partner by taking into account their varying interests during the fiscal year using a method selected by the General Partner that is in accordance with Section 706(d) of the Code. All distributions of Available Cash with respect to which the Partnership Record Date is before the date of such transfer, assignment, exchange or redemption shall be made to the transferor Partner, and all distributions of Available Cash thereafter, in the case of a transfer or assignment other than a redemption, shall be made to the transferee Partner.

E. In addition to any other restrictions on transfer herein contained, including without limitation the provisions of this Article 11 and Section 2.6, in no event may any transfer or assignment of a Partnership Interest by any Partner (including pursuant to a Redemption or exchange for Shares pursuant to Section 8.6) be made (i) to any person or entity who lacks the legal right, power or capacity to own a Partnership Interest; (ii) in violation of applicable law; (iii) except with the consent of the General Partner, which may be given or withheld in its sole and absolute discretion, of any component portion of a Partnership Interest, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Partnership Interest; (iv) except with the consent of the General Partner, which may be given or withheld in its sole and absolute discretion, if in the opinion of legal counsel to the Partnership such transfer could cause a termination of the Partnership for federal or state income tax purposes (except as a result of the Redemption or exchange for Shares of all Partnership Units held by all Limited Partners or pursuant to a transaction expressly permitted under Section 11.2); (v) if in the opinion of counsel to the Partnership such transfer could cause the Partnership to cease to be classified as a partnership for federal income tax purposes (except as a result of the Redemption or exchange for Shares of all Partnership Units held by all Limited Partners); (vi) if such transfer would cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in Section 3(14) of ERISA) or a “disqualified person” (as defined in Section 4975(c) of the Code); (vii) if such transfer would, in the opinion of counsel to the Partnership, cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.2-101; (viii) if such transfer requires the registration of such Partnership Interest pursuant to any applicable federal or state securities laws; (ix) except with the consent of the General Partner, which may be given or withheld in its sole and absolute discretion, if such transfer (1) could be treated as effectuated through an “established securities market” or a “secondary market” (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code, (2) could cause the Partnership to become a “Publicly Traded Partnership,” as such term is defined in Sections 469(k)(2) or 7704(b) of the Code or (3) could cause the Partnership to fail one or more of the Safe Harbors (as defined below); (x) if such transfer subjects the Partnership to be regulated under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or the Employee Retirement Income Security Act of 1974, each as amended; (xi) except with the consent of the General Partner, which may be given or withheld in its sole discretion, if the transferee or assignee of such Partnership Interest is unable to make the representations set forth in Section 3.4.C; or (xii) if such transfer is made to a lender to the Partnership or any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the Partnership whose loan constitutes a Nonrecourse Liability, except with the consent of the General Partner, which may be given or withheld in its sole and absolute discretion; and provided, that, as a condition to granting such consent the lender may be required to enter into an arrangement with the Partnership and the General Partner to redeem or exchange for the Shares Amount any Partnership Units in which a security interest is held simultaneously with the time at which such lender would be deemed to be a partner in the Partnership for purposes of allocating liabilities to such lender under Section 752 of the Code.

F. The General Partner shall monitor the transfers of interests in the Partnership to determine (i) if such interests are being traded on an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code and (ii) whether such transfers of interests would result in the Partnership being unable to qualify for the “safe harbors” set forth in Regulations Section 1.7704-1 (or such other guidance subsequently published by the IRS setting forth safe harbors under which interests will not be treated as “readily tradable on a secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code) (the “Safe Harbors”). The General Partner shall have the authority (but shall not be required) to take any steps it determines are necessary or appropriate in its sole and absolute discretion to prevent any trading of interests which could cause the Partnership to become a “publicly traded partnership,” or any recognition by the Partnership of such transfers, or to insure that one or more of the Safe Harbors is met.

ARTICLE 12.

ADMISSION OF PARTNERS

Section 12.1 Admission of Successor General Partner.

A successor to all of the General Partner’s General Partner Interest pursuant to Section 11.2 who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective upon such transfer. Any such transferee shall carry on the business of the Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission. In the case of such admission on any day other than the first day of a Partnership Year, all items attributable to the General Partner Interest for such Partnership Year shall be allocated between the transferring General Partner and such successor as provided in Article 11.

Section 12.2 Admission of Additional Limited Partners.

A. After the admission to the Partnership of the initial Limited Partners on the date hereof, a Person who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner (i) evidence of acceptance in form satisfactory to the General

Partner of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 2.4 and (ii) such other documents or instruments as may be required in the discretion of the General Partner in order to effect such Person’s admission as an Additional Limited Partner.

B. Notwithstanding anything to the contrary in this Section 12.2, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner’s sole and absolute discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the receipt of the Capital Contribution in respect of such Limited Partner and the consent of the General Partner to such admission. If any Additional Limited Partner is admitted to the Partnership on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items allocable among Partners and Assignees for such Partnership Year shall be allocated pro rata among such Limited Partner and all other Partners and Assignees by taking into account their varying interests during the Partnership Year using a method selected by the General Partner that is in accordance with Section 706(d) of the Code. All distributions of Available Cash with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Partners and Assignees other than the Additional Limited Partner (other than in its capacity as an Assignee) and, except as otherwise agreed to by the Additional Limited Partners and the General Partner, all distributions of Available Cash thereafter shall be made to all Partners and Assignees including such Additional Limited Partner.

Section 12.3 Amendment of Agreement and Certificate of Limited Partnership.

For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment of Exhibit A) and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Section 2.4.

ARTICLE 13.

DISSOLUTION AND LIQUIDATION

Section 13.1 Dissolution.

The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, any successor General Partner (selected as described in Section 13.1.B below) shall continue the business of the Partnership without dissolution. The Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following (each a “Liquidating Event”):

A. the expiration of its term as provided in Section 2.5;

B. an event of withdrawal of the General Partner, as defined in the Act, unless, within 90 days after the withdrawal, all of the remaining Partners agree in writing, in their sole and absolute discretion, to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of a substitute General Partner;

C. subject to compliance with Section 11.2 an election to dissolve the Partnership made by the General Partner, in its sole and absolute discretion;

D. entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act;

E. any sale or other disposition of all or substantially all of the assets of the Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership;

F. the Incapacity of the General Partner, unless all of the remaining Partners in their sole and absolute discretion agree in writing to continue the business of the Partnership and to the appointment, effective as of a date prior to the date of such Incapacity, of a substitute General Partner;

G. the Redemption or exchange for Shares of all Partnership Units (other than those of the General Partner) pursuant to this Agreement; or

H. a final and non-appealable judgment is entered by a court of competent jurisdiction ruling that the General Partner is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the General Partner, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect, unless prior to the entry of such order or judgment all of the remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of a date prior to the date of such order or judgment, of a substitute General Partner.

Section 13.2 Winding Up.

A. Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners. No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership’s business and affairs. The General Partner (or, in the event there is no remaining General Partner, any Person elected by a Majority in Interest of the Limited Partners (the “Liquidator”)) shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership’s liabilities and property and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the General Partner, include shares of stock in the General Partner) shall be applied and distributed in the following order:

(1) First, to the payment and discharge of all of the Partnership’s debts and liabilities to creditors other than the Partners;

(2) Second, to the payment and discharge of all of the Partnership’s debts and liabilities to the General Partner;

(3) Third, to the payment and discharge of all of the Partnership’s debts and liabilities to the other Partners; and

(4) The balance, if any, to the General Partner and Limited Partners in accordance with their positive Capital Account balances, determined after taking into account all Capital Account adjustments for all prior periods and the Partnership taxable year during which the liquidation occurs (other than those made as a result of the liquidating distribution set forth in this Section 13.2.A(4)).

The General Partner shall not receive any additional compensation for any services performed pursuant to this Article 13 other than reimbursement of its expenses as provided in Section 7.4.

B. Notwithstanding the provisions of Section 13.2.A which require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership’s assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Partners as creditors) and/or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2.A, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in-kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in-kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

Section 13.3 Capital Contribution Obligation.

If any Partner has a deficit balance in his or her Capital Account (after giving effect to all contributions, distributions and allocations for the taxable years, including the year during which such liquidation occurs), such Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit at any time shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever, except to the extent otherwise expressly agreed to by such Partner and the Partnership.

Section 13.4 Compliance with Timing Requirements of Regulations.

In the discretion of the Liquidator or the General Partner, a pro rata portion of the distributions that would otherwise be made to the General Partner and Limited Partners pursuant to this Article 13 may be:

(1) distributed to a trust established for the benefit of the General Partner and Limited Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partner arising out of or in connection with the Partnership. The assets of any such trust shall be distributed to the General Partner and Limited Partners from time to time, in the reasonable discretion of the Liquidator or the General Partner, in the same proportions and the amount distributed to such trust by the Partnership would otherwise have been distributed to the General Partner and Limited Partners pursuant to this Agreement; or

(2) withheld or escrowed to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided, that such withheld or escrowed amounts shall be distributed to the General Partner and Limited Partners in the manner and priority set forth in Section 13.2.A as soon as practicable.

Section 13.5 Deemed Distribution and Recontribution.

Notwithstanding any other provision of this Article 13, in the event the Partnership is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Liquidating Event has occurred, the Partnership’s property shall not be liquidated, the Partnership’s liabilities shall not be paid or discharged, and the Partnership’s affairs shall not be wound up. Instead, the Partnership shall be deemed to have contributed all of its assets and liabilities to a new partnership in exchange a for an interest in the new partnership. Immediately thereafter, the Partnership shall be deemed to distribute interests in the new partnership to the General Partner and Limited Partners in proportion to their respective interests in the Partnership in liquidation of the Partnership.

Section 13.6 Rights of Limited Partners.

Except as otherwise provided in this Agreement, each Limited Partner shall look solely to the assets of the Partnership for the return of his or its Capital Contribution and shall have no right or power to demand or receive property from the General Partner.

Section	13.7 Notice of Dissolution.

In the event a Liquidating Event occurs or an event occurs that would, but for provisions of Section 13.1, result in a dissolution of the Partnership, the General Partner shall, within 30 days thereafter, provide written notice thereof to each of the Partners and to all other parties with whom the Partnership regularly conducts business (as determined in the discretion of the General Partner) and shall publish notice thereof in a newspaper of general circulation in each place in which the Partnership regularly conducts business (as determined in the discretion of the General Partner).

Section 13.8 Cancellation of Certificate of Limited Partnership.

Upon the completion of the liquidation of the Partnership cash and property as provided in Section 13.2, the Partnership shall be terminated and the Certificate and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Maryland shall be cancelled and such other actions as may be necessary to terminate the Partnership shall be taken.

Section 13.9 Reasonable Time for Winding-Up.

A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.2, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between the Partners during the period of liquidation.

Section 13.10 Waiver of Partition.

Each Partner hereby waives any right to partition of the Partnership property.

ARTICLE 14.

AMENDMENT OF PARTNERSHIP AGREEMENT; CONSENTS

Section 14.1 Amendments.

A. The actions requiring consent or approval of the Partners or of the Limited Partners pursuant to this Agreement, including Section 7.3, or otherwise pursuant to applicable law, are subject to the procedures in this Article 14.

B. Amendments to this Agreement requiring the consent or approval of Limited Partners may be proposed by the General Partner or by Limited Partners holding twenty-five percent (25%) or more of the Partnership Interests held by Limited Partners. The General Partner shall seek the written consent of the Limited Partners on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. For purposes of obtaining a written consent, the General Partner may require a response within a reasonable specified time, but not less than 15 days, and failure to respond in such time period shall constitute a consent which is consistent with the General Partner’s recommendation (if so recommended) with respect to the proposal; provided, that, an action shall become effective at such time as requisite consents are received even if prior to such specified time.

Section 14.2 Action by the Partners.

A. Meetings of the Partners may be called by the General Partner and shall be called upon the receipt by the General Partner of a written request by Limited Partners holding twenty-five percent (25%)or more of the Partnership Interests held by Limited Partners. The notice shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners not less than seven days nor more than 30 days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Whenever the vote or Consent of the Limited Partners or of the Partners is permitted or required under this Agreement, such vote or Consent may be given at a meeting of Partners or may be given in accordance with the procedure prescribed in Section 14.1.

B. Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written consent setting forth the action so taken is signed by the percentage as is expressly required by this Agreement for the action in question. Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of the Percentage Interests of the Partners (expressly required by this Agreement). Such consent shall be filed with the General Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.

C. Each Limited Partner may authorize any Person or Persons to act for him by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or his attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner executing it.

D. Each meeting of Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate.

E. On matters on which Limited Partners are entitled to vote, each Limited Partner shall have a vote equal to the number of Partnership Units held.

ARTICLE 15.

GENERAL PROVISIONS

Section 15.1 Addresses and Notice.

Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner or Assignee at the address set forth in Exhibit A or such other address as the Partners shall notify the General Partner in writing.

Section 15.2 Titles and Captions.

All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to “Articles” and “Sections” are to Articles and Sections of this Agreement.

Section 15.3 Pronouns and Plurals.

Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

Section 15.4 Further Action.

The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section	15.5 Binding Effect.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section	15.6 Creditors.

Other than as expressly set forth herein with respect to Indemnitees, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

Section	15.7 Waiver.

No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon any breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

Section 15.8 Counterparts.

This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

Section 15.9 Applicable Law.

This Agreement shall be construed in accordance with and governed by the laws of the State of Maryland, without regard to the principles of conflicts of law.

Section 15.10 Invalidity of Provisions.

If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 15.11 Entire Agreement.

This Agreement contains the entire understanding and agreement among the Partners with respect to the subject matter hereof and supersedes any other prior written or oral understandings or agreements among them with respect thereto.

Section 15.12 No Rights as Stockholders.

Nothing contained in this Agreement shall be construed as conferring upon the holders of Partnership Units any rights whatsoever as stockholders of the General Partner, including without limitation any right to receive dividends or other distributions made to stockholders of the General Partner or to vote or to consent or to receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the General Partner or any other matter. Notwithstanding the foregoing, the holders of the Paired Partnership Units shall have the rights to vote their Limited Voting Stock pursuant to the Charter.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement of Limited Partnership as of the date first written above.

GENERAL PARTNER:

THOMAS PROPERTIES GROUP, INC., a Delaware corporation

By:		/S/ JAMES A. THOMAS
James A. Thomas President

LIMITED PARTNERS:

/S/ JAMES A. THOMAS
JAMES A. THOMAS, as Trustee of The Lumbee Clan Trust

THOMAS PARTNERS, INC., a California corporation

By:		/S/ JAMES A. THOMAS
James A. Thomas President

THOMAS MASTER INVESTMENTS, LLC, a California limited liability company

By:		Thomas Partners, Inc., a California corporation Managing Member

	By:	/S/ JAMES A. THOMAS
James A. Thomas President

Signature Page to Agreement of Limited Partnership of Thomas Properties, L.P.

MAGUIRE/THOMAS PARTNERS PHILADELPHIA, LTD., a California limited partnership

By:	Thomas Partners, Inc., a California corporation General Partner

	By:	/S/ JAMES A. THOMAS
	Its:	President

THOMAS INVESTMENT PARTNERS, LTD., a California limited partnership

By:	Thomas Partners, Inc., a California corporation General Partner

	By:	/S/ JAMES A. THOMAS
James A. Thomas President

signatures continued on following page

Signature Page to Agreement of Limited Partnership of Thomas Properties, L.P.

THOMAS-PASTRON FAMILY PARTNERSHIP, L.P., a California limited partnership

By:	Thomas Partners, Inc., a California corporation General Partner

	By:	/S/ JAMES A. THOMAS
James A. Thomas President

MAGUIRE THOMAS PARTNERS-COMMERCE SQUARE II, LTD., a California limited partnership

By:	Thomas Development Partners- Phase II, Inc., a California corporation General Partner

	By:	/S/ JAMES A.THOMAS
James A. Thomas
President

signatures continued on following page

Signature Page to Agreement of Limited Partnership of Thomas Properties, L.P.

PHILADELPHIA PLAZA ASSOCIATES, a Pennsylvania partnership

By:	Thomas Partners, Inc., a California corporation General Partner

	By:	/S/ JAMES A. THOMAS
James A. Thomas President

By:	Maguire/Thomas Partners-Philadelphia, Ltd., a California limited partnership General Partner

	By:	Thomas Partners, Inc., a California corporation General Partner

		By:	/S/ JAMES A.THOMAS
James A. Thomas President

/S/ RANDALL L. SCOTT
Randall L. Scott

/S/ THOMAS S. RICCI
Thomas S. Ricci

/S/ JOHN SISCHO
John Sischo

/S/ DIANA M. LAING
Diana M. Laing

Signature Page to Agreement of Limited Partnership of Thomas Properties, L.P.

EXHIBIT A-1

(Dated October 13, 2004)

PARTNERS, CONTRIBUTIONS AND PARTNERSHIP INTERESTS

Name and Address of Partner	Gross Asset Value	Cash Contributions	Agreed Value of Contributed Property*	Total Contributions	Regular Partnership Units	Incentive Partnership Units	Percentage Interest
General Partner

Thomas Properties Group, Inc. 515 S. Flower Street, Sixth Floor Los Angeles, CA 90071		$171,428,568		$171,428,568	14,285,714		45.1807%

Limited Partners

James A. Thomas, Trustee of The Lumbee Clan Trust 515 S. Flower Street, Sixth Floor Los Angeles, CA 90071			$22,233,821	22,233,821	1,852,818		5.8598%

Thomas-Pastron Family Partnership, L.P. c/o James A. Thomas 515 S. Flower Street, Sixth Floor Los Angeles, CA 90071			7,996,584	7,996,584	666,382		2.1075%

Thomas Partners, Inc. 515 S. Flower Street, Sixth Floor Los Angeles, CA 90071			1,533,548	1,533,548	127,796		.4042%

Thomas Master Investments, LLC c/o Thomas Properties Group, Inc. 515 S. Flower Street, Suite 1100 Los Angeles, CA 90071			14,945,785	14,945,785	1,245,482		3.9390%

Maguire Thomas Partners – Commerce Square II, Ltd. c/o Thomas Properties Group, Inc. 515 S. Flower Street, Sixth Floor Los Angeles, CA 90071			27,701,421	27,701,421	2,308,452		7.3008%

Thomas Investment Partners, Ltd. c/o Thomas Properties Group, Inc. 515 S. Flower Street, Sixth Floor Los Angeles, CA 90071			82,497,140	82,497,140	6,874,761		21.7425%

Maguire Thomas Partners– Philadelphia, Ltd. c/o Thomas Properties Group, Inc. 515 S. Flower Street, Sixth Floor Los Angeles, CA 90071			32,207,193	32,207,193	2,683,933		8.4883%

Philadelphia Plaza Associates c/o Thomas Properties Group, Inc. 515 S. Flower Street, Sixth Floor Los Angeles, CA 90071			10,884,508	10,884,508	907,042		2.8687%

Randall L. Scott						233,334.7380%

Thomas S. Ricci						183,234.5798%

John Sischo						200,000.6325%

Diana M. Laing						50,000.1582%

TOTAL		$171,428,518	$200,000,000	$371,428,568	30,952,380	666,668	100%

*	Net of Debt (if any)

A1-1

EXHIBIT A-2

(Dated October 13, 2004)

PARTNERS, CONTRIBUTIONS AND PARTNERSHIP INTERESTS

(Amended)

Name and Address of Partner	Gross Asset Value	Cash Contributions	Agreed Value of Contributed Property*	Total Contributions	Regular Partnership Units	Incentive Partnership Units	Percentage Interest
General Partner

Thomas Properties Group, Inc. 515 S. Flower Street, Sixth Floor Los Angeles, CA 90071		$171,428,568		$171,428,568	14,285,714		45.1807%

Limited Partners

James A. Thomas, Trustee of The Lumbee Clan Trust 515 S. Flower Street, Sixth Floor Los Angeles, CA 90071			$22,233,821	22,233,821	1,852,818		5.8598%

Thomas-Pastron Family Partnership, L.P. c/o James A. Thomas 515 S. Flower Street, Sixth Floor Los Angeles, CA 90071			7,996,584	7,996,584	666,382		2.1075%

Thomas Partners, Inc. 515 S. Flower Street, Sixth Floor Los Angeles, CA 90071			1,642,393	1,642,393	136,866		.4329%

Thomas Master Investments, LLC c/o Thomas Properties Group, Inc. 515 S. Flower Street, Suite 1100 Los Angeles, CA 90071			15,753,960	15,753,960	1,312,830		4.1520%

Maguire Thomas Partners – Commerce Square II, Ltd. c/o Thomas Properties Group, Inc. 515 S. Flower Street, Sixth Floor Los Angeles, CA 90071			27,701,420	27,701,420	2,308,452		7.3008%

Thomas Investment Partners, Ltd. c/o Thomas Properties Group, Inc. 515 S. Flower Street, Sixth Floor Los Angeles, CA 90071			82,497,140	82,497,140	6,874,761		21.7425%

Maguire Thomas Partner s– Philadelphia, Ltd. c/o Thomas Properties Group, Inc. 515 S. Flower Street, Sixth Floor Los Angeles, CA 90071			42,174,682	42,174,682	3,514,557		11.1153%

Randall L. Scott				—		233,334.7380%

Thomas S. Ricci				—		183,334.5798%

John Sischo				—		200,000.6325%

Diana M. Laing				—		50,000.1582%

TOTAL		171,428,568	$200,000,000	$371,428,568	30,952,380	666,668	100%

*	Net of Debt (if any)

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EXHIBIT B

NOTICE OF REDEMPTION

The undersigned hereby irrevocably (i) transfers                      Limited Partnership Units in THOMAS PROPERTIES GROUP, L.P. in accordance with the terms of the Limited Partnership Agreement of Thomas Properties Group, L.P. and the rights of Redemption referred to therein, (ii) surrenders such Limited Partnership Units and all right, title and interest therein, and (iii) directs that the cash (or, if applicable, Shares) deliverable upon Redemption or exchange be delivered to the address specified below, and if applicable, that such Shares be registered or placed in the name(s) and at the address(es) specified below.

Dated:
Name of Limited Partner:

(Signature of Limited Partner)

(Street Address)

(City) (State) (Zip Code)

Signature Guaranteed by:

Issue Shares to:

Please insert social security or identifying number:

Name:

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EXHIBIT C

FORM OF CONVERSION NOTICE BY PARTNER

The undersigned Incentive Unit holder hereby irrevocably (i) elects to convert the number of Incentive Units in THOMAS PROPERTIES GROUP, L.P. (the “Partnership”) set forth below into Initial Partnership Units in accordance with the terms of the Agreement of Limited Partnership of the Partnership, as amended; and (ii) directs that any cash in lieu of Initial Partnership Units that may be deliverable upon such conversion be delivered to the address specified below.

The undersigned hereby represents, warrants, and certifies that the undersigned (a) has title to such Incentive Units, free and clear of the rights or interests of any other person or entity other than the Partnership; (b) has the full right, power, and authority to cause the conversion of such Incentive Units as provided herein; and (c) has obtained the consent or approval of all persons or entities, if any, having the right to consent or approve such conversion.

Name of Incentive Unit holder:

____________________________________________

(Please Print: Exact Name as Registered with Partnership)

Number of Incentive Units to be Converted:

Date of this Notice:

_______________________________________________________

_______________________________________________________________

(Signature of Limited Partner: Sign Exact Name as Registered with Partnership)

___________________________________________________________________

(Street Address)

___________________________________________________________

(City)                 (State)                     (Zip Code)

Signature Guaranteed by:

_______________________________________________________________

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EXHIBIT D

FORM OF FORCED CONVERSION NOTICE BY PARTNERSHIP

THOMAS PROPERTIES GROUP, L.P. (the “Partnership”) hereby irrevocably elects to cause the number of Incentive Units held by the Incentive Unit holder set forth below to be converted into Initial Partnership Units in accordance with the terms of the Agreement of Limited Partnership of the Partnership, as amended

Name of Incentive Unit holder:

(Please Print: Exact Name as Registered with Partnership)

Number of Incentive Units to be Converted:

Date of this Notice:

D-1

EXHIBIT E

FORM OF PARTNERSHIP UNIT CERTIFICATE

CERTIFICATE FOR PARTNERSHIP UNITS OF

THOMAS PROPERTIES GROUP, L.P.

[PAIRED PARTNERSHIP UNITS ARE TO BE PRINTED BACK TO BACK WITH A CERTIFICATE REPRESENTING THE SAME NUMBER OF SHARES OF LIMITED VOTING STOCK]

No.	UNITS

Thomas Properties Group, Inc., as the General Partner of Thomas Properties Group, L.P., a Maryland limited partnership (the “Operating Partnership”), hereby certifies that                              is a Limited Partner of the Operating Partnership whose Partnership Interests therein, as set forth in the Agreement of Limited Partnership of Thomas Properties Group, L.P., (the “Partnership Agreement”), under which the Operating Partnership is existing and as filed in the office of the Maryland State Department of Assessments and Taxation (copies of which are on file at the Operating Partnership’s principal office at 515 South Flower Street, Sixth Floor, Los Angeles, California 90071), represent                      units of limited partnership interest in the Operating Partnership.

THE UNITS REPRESENTED BY THIS CERTIFICATE OR INSTRUMENT MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS OF THE PARTNERSHIP AGREEMENT AS OF                             AS IT MAY BE AMENDED FROM TIME TO TIME AND THE PAIRING AGREEMENT ( COPIES OF WHICH ARE ON FILE WITH THE OPERATING PARTNERSHIP). EXCEPT AS OTHERWISE PROVIDED IN SUCH AGREEMENTS, THE UNITS EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS THE TRANSFEROR DELIVERS TO THE GENERAL PARTNER AN OPINION OF COUNSEL SATISFACTORY TO THE GENERAL PARTNER, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.

E-1

DATED:

THOMAS PROPERTIES GROUP, INC.

General Partner of

THOMAS PROPERTIES GROUP, L.P.

ATTEST:

By:	By:

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